SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

KID CASTLE EDUCATIONAL CORPORATION
(Name of Registrant as Specified in Charter)

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(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

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KID CASTLE EDUCATIONAL CORPORATION

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan

(886) 2-2218-5996

Dear Shareholders:

The purpose of this letter is to inform you that the requisite majority of the shareholders of Kid Castle Educational Corporation has approved amendments to the Company’s articles of incorporation that will effect a 5,000 for 1 reverse stock split of the Company’s common stock, followed immediately by a 1 for 5,000 forward stock split.  In conjunction with the reverse split, those shareholders who will hold less than a full share after the reverse split (because they held less than 5,000 shares before the reverse split) will receive a cash payment of $0.18 per pre-split share in lieu of receiving a fractional post-split share.

These actions were recommended for approval on June 5, 2009 by a special Independent Committee of the Board of Directors made up of members who are independent from the management and the Company and have no economic interest in the transaction. Based on the Independent Committee’s recommendation and its own evaluation, our full Board of Directors approved these actions on June 11, 2009.  Two members of our senior management who collectively hold a majority in interest of our issued and outstanding common stock approved this action by written consent in lieu of a special meeting of our shareholders on June 17, 2009 in accordance with the relevant sections of the Florida Business Corporations Act and our articles of incorporation, and have re-executed and delivered such consent to the Company on February 24, 2010.

The amendments will only be effective after they are filed with the Secretary of State of Florida. We intend to file the amendments approximately 25 days after the date that this Information Statement is first made available over the internet to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first made available to you by posting on the Internet on or about February 24, 2010.

Often referred to as a “going-private transaction,” these corporate actions will reduce the number of holders of record of our common stock to less than 300 and enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934. The termination of our Exchange Act registration will eliminate the significant expense required to comply with the reporting and related requirements under these laws.

The Independent Committee has reviewed the transaction and considered its fairness to the unaffiliated shareholders of the Company (those who are not officers, directors or hold 10% or more of the Company’s shares).  After careful consideration, the Independent Committee believes that the transaction is in the best interests of the unaffiliated shareholders (including continuing as well as cashed out shareholders) and that the per share cash amount to be paid to the cashed out shareholders is fair.

The attached document contains details on the transaction and we urge you to read it very carefully.

You may call us at (886) 2-2218-5996 Ext. 210 if you have any questions on the Information Statement. We thank you for your continued interest in Kid Castle.

For the Board of Directors of
KID CASTLE EDUCATIONAL CORPORATION

By:	/s/ Min-Tan Yang
Min-Tan Yang
Chief Executive Officer

February 24, 2010

TABLE OF CONTENTS

Page

SUMMARY TERM SHEET	2

The Transaction	2

Purposes of and Reasons for the Transaction	3

Effects of the Transaction	3

Potential Advantages of the Transaction	4

Potential Disadvantages of the Transaction	5

Independent Committee and Fairness	6

Potential Conflicts of Interest	7

Determination of Shareholders of Record	7

Payment to Cashed Out Shareholders	8

Effective Date of the Transaction	8

Financing for the Transaction	8

Recent Market Prices of the Company’s Common Stock	9

No Appraisal or Dissenter Rights	9

Material U.S. Federal Income Tax Consequences	9

Reservation	9

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION	9

What does it mean to “deregister” our common stock?	10

What are the Pink Sheets?	10

What will I receive in the Transaction?	10

Why wasn’t it necessary to hold a shareholders meeting to approve the Transaction?	10

What if I hold fewer than 5,000 shares of common stock and hold all of my shares in “street name”?	11

What happens if I own a total of 5,000 or more shares of common stock beneficially, but I hold fewer than 5,000 shares of record in my name and fewer than 5,000 shares with my broker in street name?	11

If I own fewer than 5,000 shares of common stock, is there any way I can continue to be a shareholder of the Company after the Transaction?	11

Is there anything I can do if I own 5000 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?	12

Should I send in my certificates now?	12

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What is the total cost of the Transaction to the Company?	12

SPECIAL FACTORS	12

Purpose of and Reasons for the Transaction	12

Effects of the Transaction	14

OTC Bulletin Board; Pink Sheets Quotation	20

Independent Committee Deliberations and Fairness	21

Board of Directors’ Deliberations	24

Mr. Yang’s Deliberations	25

Valuation Report of Polaris Securities	25

Alternatives to the Transaction	29

Potential Conflicts of Interests of our Officers and Directors	31

Plans for the Company after the Transaction	33

Material U.S. Federal Income Tax Consequences	34

Effective Date of Transaction	41

Exchange of Certificates and Payment for Fractional Shares	41

No Appraisal or Dissenters’ Rights	43

Escheat Laws	43

Source of Funds and Expenses	43

Reservation	44

INFORMATION ABOUT THE COMPANY	45

Market Price of Common Stock	45

Dividends	46

Trading Volume	46

Shareholders	46

The Filing Person	46

Stock Purchases by Filing Parties	47

Directors and Executive Officers	47

Information Concerning the Board of Directors and Executive Officers	47

Security Ownership of Certain Beneficial Owners	48

SUMMARY FINANCIAL INFORMATION	49

WHERE YOU CAN FIND MORE INFORMATION	51

DOCUMENTS INCORPORATED BY REFERENCE	51

EXHIBITS	52

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KID CASTLE EDUCATIONAL CORPORATION

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

GENERAL

On June 17, 2009, in accordance with the relevant sections of the Florida Business Corporations Act and our articles of incorporation, two senior members of our management who collectively own 67% of our common stock, acting in their capacity as shareholders, approved amendments to our articles of incorporation that will effect a 5,000 for 1 reverse stock split of our common stock, followed immediately by a 1 for 5,000 forward stock split (the “Transaction”).  The two senior members of our management, who we sometimes refer to as the “management group” are Mr. Suang-Yi Pai, our Chairman of the Board of Directors, and Mr. Min-Tan Yang, our Chief Executive Officer.  Mr. Pai and Yang re-executed and delivered their  consent to the Company on February 24, 2010.

The ability of the management group to take these actions without holding a shareholders meeting is made possible by Section 607.0704 of the Florida Business Corporations Act, which provides that shareholders holding at least the minimum number of votes required to take action at a meeting may pass the action by signing a written consent.  In order to avoid the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent format.

This Information Statement is first being made available on the Internet on or about February 24, 2010 with a notice mailed to shareholders of record of the Company as of February 12, 2010.  This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse them for out-of-pocket expenses they incur in forwarding the Information Statement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has (i) approved or disapproved of this transaction; (ii) passed upon the merits or fairness of the transaction; or (iii) passed upon the adequacy or accuracy of the disclosure in this Information Statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this Information Statement about the Transaction. This summary may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this Information Statement and all incorporated documents in their entirety.  For your convenience, we have directed your attention to the location in this Information Statement where you can find a more complete discussion of each item listed below.

As used in this disclosure document, “Kid Castle,” “Company,” “we,” “ours” and “us” refers to Kid Castle Educational Corporation and its subsidiaries.  References to the “common stock” refer to the Company’s common stock.

The Transaction

Pursuant to the reverse stock split, each 5,000 outstanding shares of common stock will be combined into one share of common stock.   Fractional shares will be permitted, but each shareholder holding fewer than 5,000 shares prior to the reverse split will be “cashed out” by receiving $0.18 for each share held prior to the reverse split.

•
A special committee of the Board of Directors comprised solely of independent directors, which we refer to in this Information Statement as the “Independent Committee,” and the Board of Directors has each reviewed, recommended and authorized a 1 for 5,000 reverse stock split of our common stock, followed immediately thereafter by a 5,000 for 1 forward stock split of our common stock. Shareholders owning fewer than 5,000 shares at the effective time of the reverse stock split, whom we refer to as “cashed out shareholders,” will receive $0.18 in cash, without interest, for each share held at the effective time of the reverse stock split, and they will no longer be shareholders of the Company.

•
Shareholders who own 5,000 or more shares at the effective time of the Transaction, whom we refer to as “continuing shareholders,” will not be entitled to receive any cash for their fractional share interests, if any, resulting from the reverse stock split.  The effective time of the Transaction will be approximately 25 days after this Information Statement (definitive version) has been filed with the SEC.

•
The forward stock split that will immediately follow the reverse stock split will reconvert whole shares and fractional share interests held by the continuing shareholders back into the same number of shares of our common stock that they held immediately before the effective time of the Transaction. As a result, the total number of shares of our common stock held by a continuing shareholder will not change.

See “Effects of the Transaction” below in this summary beginning on page 3 and in “SPECIAL FACTORS — Effects of the Transaction” beginning on page 14.

Purposes of and Reasons for the Transaction

The Company’s purpose and reasons for undertaking the Transaction at this time is to reduce the costs and administrative burdens of maintaining public reporting obligations in the United States while at the same time allowing shareholders with small holdings in the Company to immediately realize the value of their investment through their receipt of the per share Transaction consideration of $0.18 in cash.  This represents a premium of $0.13 over $0.05, which was the last trade reported of our common stock on the OTCBB on June 2, 2009, which was the last trade reported as of June 16, 2009.   The last reported trade as of February 2, 2010 was $0.15.  The potential advantages of the transaction are enumerated in more detail below.  The purpose of and reasons for undertaking the Transaction for our largest shareholder and Chief Executive Officer, Min-Tan Yang, are the same as those of the Company.  Mr. Yang is personally engaged in the Transaction by virtue of his purchase of additional shares of our common stock to finance the Transaction. Regarding Mr. Yang see “— Potential Conflicts of Interests”, beginning on page 7 in this summary, and “SPECIAL FACTORS — Potential Conflicts of Interests of our Officers and Directors” beginning on page 31.  Regarding the purposes of the transaction see also “SPECIAL FACTORS — Purpose of and Reasons for the Transaction” beginning on page 12.

Effects of the Transaction

The Transaction will reduce the number of record holders of our common stock to less than 300 as calculated under SEC Rule 12g5-1 and enable us to terminate the registration of our common stock under Section 12(g) of the Exchange Act.  By terminating our registration with the SEC, we will no longer be required to submit public disclosure documents with the SEC.

Other Effects of the Transaction are:

•	Our common stock will no longer be quoted on the OTCBB.

•
We will no longer be subject to the provisions of the Sarbanes-Oxley Act, including the internal control provisions of that Act, and our chief executive officer and chief financial officer will no longer be required to certify our financial statements under that Act.

•
Our officers, directors and 10% shareholders (referred to as “affiliates”) will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits in connection with trades of our common stock.

•
Holders of fewer than 5,000 shares of our common stock at the effective time of the reverse stock split will receive a cash payment of $0.18, without interest, for each share of common stock they hold, will no longer have any ownership interest in us, and will cease to participate in any of our future earnings and growth.

•
Continuing holders – those holding 5,000 or more shares of our common stock at the effective time of the Transaction – will not receive any payment for their shares and will continue to hold the same number of shares as before the Transaction.

•
Since our obligation to file periodic and other filings with the SEC will be suspended, continuing shareholders will no longer have access to publicly filed audited financial statements, information about executive compensation and other information about us and our business, operations and financial performance.

•
The percentage of our common stock held by Mr. Yang, increased from 45% to 54% as a result of his purchase of 5,000,000 shares of our common stock at $0.18 per share to finance the Transaction and the operations of the Company thereafter.  An additional effect of the Transaction on Mr. Yang is that it will reduce the number of minority shareholders.  See “SPECIAL FACTORS — Potential Conflicts of Interests of our Officers and Directors” beginning on page 29.

•
After taking into account Mr. Yang’s purchase of 5,000,000 shares, the ownership percentage of our common stock held by our directors and executive officers will increase nominally as a result of the reduction of the number of shares of common stock outstanding by approximately 1,683,333 shares pursuant to the fractional share cashout.  See “SPECIAL FACTORS — Potential Conflicts of Interests of our Officers and Directors” beginning on page 31.

Potential Advantages of the Transaction

The Independent Committee and the Board of Directors believes that the Transaction may have the following advantages to the Company, among others:

•
By completing the Transaction, deregistering our shares and eliminating our obligations under the Sarbanes-Oxley Act and our periodic reporting obligations under the Exchange Act, we expect to save in excess of $298,000 annually (which by way of illustration is an amount equal to approximately 36% of our net income in 2008);

•	We will be able to eliminate the expense of approximately $6,000 per annum associated with maintaining shareholder accounts for numerous shareholders with small accounts;

•	Small shareholders will not be obligated to pay any commissions in connection with the Transaction; however if you hold your shares through a nominee, your nominee may charge you a fee;

•
We will be able to provide complete liquidity for the relatively large number of record shareholders holding fewer than 5,000 shares, whereas there has been limited liquidity available through the public market, and will be able to do so through a transaction in which these cashed out shareholders generally may be eligible to receive capital gains tax treatment for their proceeds; and

•	We may benefit from not having to reveal detailed financial and operational information to the public and our competitors in the future.

To Mr. Yang, the Transaction has the foregoing advantages plus the additional advantage that his share of ownership of the Company as a result of his purchase of 5,000,000 shares to finance the Transaction has increased from 45% to 54% and the number of minority shareholders will be reduced as a result of the cashout in conjunction with the Transaction.  See also information under the caption “SPECIAL FACTORS — Purposes of and Reasons for the Transaction” beginning on page 12.

Potential Disadvantages of the Transaction

The Independent Committee and the Board of Directors believe that the Transaction may have, among others, the following disadvantages to the Company:

•
Shareholders owning fewer than 5,000 shares of our common stock will not be able to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be shareholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

•
Shareholders holding our common stock following the Transaction will no longer have readily available to them all of the legally mandated information regarding our operations and financial results that is currently available in our filings with the SEC;

•	It will be more difficult for us to access the public capital markets in the United States;

•
The termination of our Exchange Act registration will make many of the provisions of the Exchange Act, such as certain short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13, no longer applicable;

•	The Sarbanes-Oxley Act, which imposed many additional rules and regulations on public companies that were designed to protect investors, will no longer apply to us;

•	Shareholders will no longer have certain other rights and protections that the federal securities laws give to shareholders of public companies;

•	Control of the corporation is now more concentrated in Mr. Yang as a result of his increase in percentage ownership of the Company from 45% to 54%.

To Mr. Yang, the Transaction has the foregoing disadvantages except that the increase in his control power by virtue of his increase in percentage ownership and removal of the requirement to comply with Sections 13, 14, and 16 of the Exchange Act are advantages, rather than disadvantages to him.  See also information under the captions “SPECIAL FACTORS — Purpose of and Reasons for the Transaction” beginning on page 12, “SPECIAL FACTORS — Effects of the Transaction” beginning on page 14, “SPECIAL FACTORS — Independent Committee Deliberations and Fairness” beginning on page 21 and “SPECIAL FACTORS — Potential Conflicts of Interests of our Officers and Directors” beginning on page 31.

Independent Committee and Fairness

The Transaction was approved by Mr. Yang and by the Board of Directors upon the recommendation of the Independent Committee, which consists of directors Ming-Tsung Shih and Robert Theng, neither of whom is an employee of the Company, owns any Company shares, nor has any economic interest in the Transaction.  The Independent Committee was formed to evaluate the feasibility and fairness of the Transaction from a financial point of view to the unaffiliated cashed out shareholders as well as the unaffiliated continuing shareholders.  The Independent Committee’s recommendation was based in part upon the valuation report provided to the Independent Committee by Polaris Securities Co., Ltd. (“Polaris Securities”).

The Independent Committee, the Board of Directors and Mr. Yang considered a number of factors in reaching their respective determinations, including:

•	the information in the valuation report prepared by Polaris Securities and its opinion that the fair value of our common stock is from $0.160 to $0.184 per share;

•
the limited trading volume and liquidity of our shares of common stock given that the Transaction will enable our smallest shareholders, who represent a disproportionately large number of our record holders, to liquidate their holdings in shares of common stock and receive a premium over market prices prevailing at the time of our public announcement of the Transaction, without incurring brokerage commissions;

•
the relatively small effect of the Transaction on the relative voting power of continuing shareholders after the Capital Injection (as described below under “Potential Conflicts of Interest” beginning on  page 7);

•	the projected tangible and intangible cost savings to us by terminating our status as an SEC reporting company; and

•	our business and operations are expected to continue substantially as presently conducted but with reduced cost structure.

See “SPECIAL FACTORS — Valuation Report of Polaris Securities” beginning on page 25 and “SPECIAL FACTORS — Independent Committee Deliberations and Fairness” beginning on page 21.

Potential Conflicts of Interest

Our only officers and directors who hold or beneficially own shares in the Company are Mr. Suang-Yi Pai, our Chairman of the Board and acting CFO, and Mr. Min-Tan Yang our CEO, a director and our largest shareholder.  No other shareholder beneficially owns more than 5% of our stock.  In this Information Statement we sometimes refer to Mr. Pai and Mr. Yang together as the “management group”.  On June 17, 2009, in order to finance the costs of the Transaction and the operations of the Company following the Transaction, Mr. Yang purchased from us 5,000,000 shares of our newly issued common stock at $0.18 per share for an aggregate purchase price of $900,000.  The purchase of stock by Mr. Yang (which we refer to as the “Capital Injection”) was reviewed and approved by the Independent Committee in conjunction with its overall review and approval of the Transaction. As a result of the Capital Injection, Mr. Yang’s percentage share of the Company’s voting stock increased from 45% to 54%.  As of June 17, 2009, Messrs. Pai and Yang collectively owned 20,096,915 shares, or 67% of our issued and outstanding shares eligible to vote to approve the Transaction.  Messrs. Pai and Yang each voted to approve the Transaction.  Because they will continue to be officers in the Company, on the Board, and controlling shareholders after the Transaction, Messrs. Pai and Yang have interests that are different from cashed out as well as continuing unaffiliated shareholders, which interests may present a conflict. Upon the effectiveness of the Transaction (and taking into account the Capital Injection which closed on June 17, 2009), the aggregate number of shares of our common stock owned by Messrs.  Pai and Yang will not change but their ownership percentage of eligible voting shares will increase slightly as a result of the reduction of the number of shares of our common stock outstanding by approximately 1,683,333 shares.  The Independent Committee was formed, and the services of Polaris Securities were obtained, to help ensure that the Transaction is fair to all shareholders both procedurally and substantively.  See “SPECIAL FACTORS — Potential Conflicts of Interest of our Officers and Directors” beginning on page 31.

Determination of Shareholders of Record

In determining whether the number of our shareholders of record falls below 300 as a result of the Transaction, we will count shareholders of record in accordance with Rule 12g5-1 under the Exchange Act and applicable SEC interpretations. Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers. However, institutional depositories such as Cede & Co. are not considered a single holder of record for purposes of these provisions. Rather, the accounts of Cede & Co., as well as those of similar depositories, are treated as the individual holders of shares. Based on information available to us as of June 15, 2009, there were approximately 1,434 holders of record of our shares of common stock counting in this manner.  See “SPECIAL FACTORS — Effects of the Transaction” beginning on page 14.

Payment to Cashed Out Shareholders

Shareholders holding less than 5,000 pre-split shares at the effective time of the Transaction will receive a cash payment.  Within one week that the Transaction is effective, our transfer agent will mail to shareholders to be cashed out a Letter of Transmittal that explains how they can surrender their share certificates in exchange for their cash payment.  Those shareholders entitled to a cash payment should not turn in their share certificates until they receive the Letter of Transmittal.  We will not pay interest on cash sums due to any shareholder in connection with the Transaction.  There will be an option in the Letter of Transmittal for shareholders to elect to receive their payment in New Taiwan Dollars rather than U.S. dollars.  Payments in New Taiwan Dollars will be based on the closing Taiwan Dollar-U.S. Dollar exchange rate published by The Wall Street Journal on its public web page for the date when the Transaction is effective.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares, and this Information Statement is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the shareholder of record. We will treat shareholders holding common stock in street name in substantially the same manner as shareholders whose shares are registered in their own names for purposes of the Transaction. However, banks, brokers or other nominees may have different procedures, and shareholders holding common stock in street name should contact their bank, broker or nominee regarding the treatment of their shares. See “SPECIAL FACTORS — Exchange of Certificates and Payment for Fractional Shares” beginning on page 41.

Effective Date of the Transaction

We will file the amendments to our articles of incorporation with the Office of the Secretary of State of Florida approximately 25 calendar days after the date of this Information Statement (definitive version) is filed with the SEC and made available to shareholders.  The Transaction will be effective when the amendments are accepted for filing by the Florida Secretary of State.  See “SPECIAL FACTORS — Effective Date of Transaction” beginning on page 41.

Financing for the Transaction

Based on information we have received as of May 8, 2009 from Broadridge Corporate Issuer Services and from our transfer agent, Securities Transfer Corporation, we estimate that the total funds required to pay the consideration to cashed out shareholders in the Transaction will be approximately $303,000. We expect to incur additional expenses of $275,050 for a total cost of the Transaction estimated to be $578,050.  This total amount could be larger or smaller depending on, among other things, the number of shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our shareholders, or an increase in the costs and expenses of the Transaction. To finance the transaction we will use the $900,000 made available by the Capital Injection.  See “SPECIAL FACTORS — Source of Funds and Expenses” beginning on page 43.

Recent Market Prices of the Company’s Common Stock

During the fourth quarter of 2009, the price of our common stock (trades reported on the OTCBB) ranged from $0.07 to $0.15.   The last reported trade as of February 2, 2010 was $0.15.  Since 2006, at low trading volumes, the price of our stock has ranged between $0.04 and $0.40 per share.  See “INFORMATION ABOUT THE COMPANY — Market Price of Common Stock” beginning on page 45, “INFORMATION ABOUT THE COMPANY — Dividends” beginning on page 46 and “INFORMATION ABOUT THE COMPANY — Trading Volume” beginning on page 46.

No Appraisal or Dissenter Rights

Under Florida law, shareholders are not entitled to appraisal or dissenter rights in connection with the Transaction.

Material U.S. Federal Income Tax Consequences

The tax treatment of the receipt of cash by a cashed out shareholder will depend on whether the cashed out shareholder is treated as continuing to hold common stock after the Transaction.  A cashed out shareholder who is not treated as continuing to own common stock after the Transaction will recognize either gain (or loss) for United States federal income tax purposes on the sale or exchange of the common stock.  If a shareholder who receives cash in the Transaction is treated as continuing to hold common stock after the Transaction, such shareholder may be required to treat the cash received as a dividend distribution rather than as gain or loss from a sale or exchange.  Continuing shareholders who do not receive cash for a fractional share as a result of the Transaction should not recognize gain or loss for United States federal income tax purposes.  See “SPECIAL FACTORS — Material U.S. Federal Income Tax Consequences” beginning on page 34.

Reservation

We reserve the right to abandon the Transaction at any time before the filing of the necessary amendments to our articles of incorporation with the Secretary of State of the State of Florida if the Board of Directors determines that abandonment would be in the Company’s best interest based on a material change in the Company’s valuation or prospects.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers briefly address some commonly asked questions about the Transaction that are not addressed in the Summary.  They may not include all the information that is important to you. We urge you to read this entire Information Statement carefully, including our financial statements included with it.

What does it mean to “deregister” our common stock?

Following the Transaction, we expect to have fewer than 300 shareholders of record, as calculated under the applicable SEC rule, which will enable us to take action to cease registration of our common stock under the Exchange Act. Effective on and following the termination of the registration of our common stock under the Exchange Act, we will no longer be required to file annual, quarterly and other reports with the SEC, and our executive officers, directors and 10% shareholders will no longer be required to file reports relating to their transactions in our common stock. As a result of the deregistration our common stock, we will no longer be eligible for quotation on the OTCBB.  Any trading in our common stock will continue only in privately negotiated sales or over-the-counter on the Pink Sheets.

What are the Pink Sheets?

The Pink Sheets is a listing service that offers financial and other information about issuers of securities, like our common stock, and collects and publishes quotes of market makers for over-the-counter securities through its website at www.pinksheets.com.

What will I receive in the Transaction?

If you own fewer than 5,000 shares of our common stock at the effective time of the Transaction, you will receive $0.18 in cash, without interest, from us for each pre-split share that you own. There will be an option in the Letter of Transmittal for shareholders to elect to receive their payment in New Taiwan Dollars rather than U.S. dollars.  The amount paid will be based on the exchange rate prevailing at the effective time of the Transaction.  If you own 5,000 shares or more of our common stock at the effective time of the Transaction, you will not receive any cash payment for your shares in connection with the Transaction and will continue to hold the same number of shares of our common stock as you did before the Transaction.  If you own 5,000 shares or more of our common stock at the effective time of the Transaction, upon completion of the Transaction, you will not receive a new share certificate.

Why wasn’t it necessary to hold a shareholders meeting to approve the Transaction?

Under the Florida Business Corporations Act and our articles of incorporation, shareholders holding at least a majority in interest of our outstanding common stock may approve the amendments to our articles of incorporation by written consent in lieu of a special shareholders meeting.  Under applicable Florida laws and federal securities laws, this action will not be effective until disclosed to shareholders in a document such as this Information Statement, which is intended to meet the requirements of Section 14 of the Securities and Exchange Act.

What if I hold fewer than 5,000 shares of common stock and hold all of my shares in “street name”?

If you hold fewer than 5,000 shares of our common stock in street name, your broker, bank or other nominee is considered to be the shareholder of record with respect to those shares and not you.  It is possible that your bank, broker or other nominee also holds shares for other beneficial owners of our common stock and that it may hold 5,000 or more total shares. Therefore, depending upon their procedures, they may not be obligated to treat the Transaction as affecting beneficial holders’ shares. It is our desire to treat shareholders holding fewer than 5,000 shares of our common stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are registered in their name. However, we or our transfer agent, Securities Transfer Corporation, may not have the necessary information to compare your record holdings with any shares that you may hold in street name in a brokerage account and these banks, brokers and other nominees may have different procedures for processing the Transaction. Accordingly, if you hold your shares of our common stock in “street name,” we encourage you to contact your bank, broker or other nominee.

What happens if I own a total of 5,000 or more shares of common stock beneficially, but I hold fewer than 5,000 shares of record in my name and fewer than 5,000 shares with my broker in street name?

We may not have the information to compare your holdings in two or more different brokerage firms. As a result, if you hold more than the minimum number of shares, you may nevertheless have your shares cashed out if you hold them in a combination of accounts in several brokerage firms. If you are in this situation and desire to remain a shareholder of the Company after the Transaction, we recommend that you combine your holdings in one brokerage account or become a record holder prior to the effective time of the Transaction. The effective time is expected to be approximately 25 days after this Information Statement (definitive version) has been filed with the SEC.  You should be able to determine whether your shares will be cashed out by examining your brokerage account statements to see if you hold more than the minimum number of shares in any one account. To determine the Transaction’s effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.

If I own fewer than 5,000 shares of common stock, is there any way I can continue to be a shareholder of the Company after the Transaction?

If you own fewer than 5,000 shares of our common stock before the Transaction, the only way you can continue to be a shareholder of the Company after the Transaction is to purchase, prior to the effective time of the Transaction, sufficient additional shares to cause you to own a minimum of 5,000 shares at the effective time of the Transaction. However, given the historically limited liquidity in our stock, we cannot assure you that any shares will be available for purchase and thus there is a risk that you may not be able to purchase sufficient shares to exceed the required 5,000 shares. In that instance, you would no longer remain a shareholder after the effective time of the Transaction.

Is there anything I can do if I own 5,000 or more shares of common stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Transaction?

If you own 5,000 or more shares of our common stock before the Transaction, you can only receive cash for all of your shares if, prior to the effective time of the Transaction, you reduce your stock ownership to fewer than 5,000 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares will be available.

Should I send in my certificates now?

No. If you own less than 5,000 shares of our common stock before the Transaction, you will be receiving further instructions from us. We will send the instructions after the reverse split is effective, which will be when the amendment to our articles of incorporation to effect the reverse split has been filed with the Florida Secretary of State. We expect to file the amendment approximately 25 days after this Information Statement (definitive version) has been filed with the SEC.

What is the total cost of the Transaction to the Company?

Since we do not know how many record and beneficial holders of our common stock will be cashed out, we do not know the exact cost of the Transaction. However, based on information that we have received as of May 8, 2009 from Broadridge Corporate Issuer Services and from our transfer agent, Securities Transfer Corporation, with regard to the size of holdings of those who may hold our shares in “street name,” as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $578,050. This amount includes approximately $303,000 needed to cash out fractional shares, and approximately $275,050 of legal, accounting, and financial advisory fees and other costs to effect the Transaction. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our shareholders.

SPECIAL FACTORS

Purpose of and Reasons for the Transaction

The Independent Committee, Mr. Yang, and the Board of Directors as a group, have each determined that the costs of being an SEC reporting company currently outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our shareholders, including our unaffiliated shareholders (shareholders other than our executive officers and directors), for us to remain an SEC reporting company.  Neither the volume of public trading of the Company’s stock nor the trading prices have reflected the Company’s potential or its performance since the Company’s share exchange transaction in 2002 that resulted in the current formation of the Company as a provider of English language instruction in Taiwan and the PRC.  Accordingly, one goal of the Transaction is to afford the Company greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets.  The Transaction will also enable shareholders holding less than 5,000 shares to realize immediately the value of their investments in the Company through their receipt of the per share consideration of $0.18.  Although many of the aforementioned factors have existed for some time, the costs of being an SEC reporting company have continued to increase (particularly with the increasing costs of compliance with the Sarbanes-Oxley Act, some provisions of which have only become applicable to the Company as of this year).  Given the current willingness of Mr. Yang to finance the privatization through a capital injection, the Board determined that now is a good time to propose the privatization plan.  Mr. Yang’s purposes in approving the transaction were the same as those of the Company.  Although the Capital Injection had the effect of increasing Mr. Yang’s percentage ownership of the Company, Mr. Yang already exercised control of the Company, acting as a voting group with Mr. Pai since they assumed management of the Company in 2005.

Previous Consideration; Revised Proposal and Appointment of Independent Committee.

The Board of Directors previously considered a privatization proposal that would have financed the Transaction from available cash (would not have incorporated a capital injection by CEO Yang.).  In December 2008, the Board of Directors appointed a special committee of the Board consisting of Directors Ming-Tsung Shih, Robert Theng and Ping Hsiung Wang to consider a proposal to take the Company private through a reverse stock split.  A forward stock split was not part of the proposal.  This special committee of the Board engaged Polaris Securities to prepare a report assessing the fair value of the Company’s stock, which Polaris Securities delivered on March 16, 2009.  The special committee approved that privatization Plan and recommended it to the Board of Directors on April 2, 2009.  The only material difference in terms between the plan recommended by the special committee on April 2, 2009 and the Transaction as finally approved by the Board was the addition of the Capital Injection and the change in the estimated value of the Company’s common stock in Polaris’s respective reports from a range of $0.14 - $0.16 to a range of $0.16 - $0.184.  Otherwise all of the terms were the same, including the $0.18 per share cashout price.

The special committee’s role ended after it gave its recommendation to the Board.  Upon further assessment of the costs of the privatization plan, the Board determined that the costs of the privatization plan would require financing of some kind and withheld its approval of the privatization plan.  In May of 2009, the Board of Directors entered into discussions with Mr. Yang, with respect to a purchase of stock to finance the privatization plan.  The Board determined that a stock purchase in the amount of the $900,000 by Mr. Yang was advisable to finance the privatization.  Given the material change to the previous privatization plan approved by the special committee, the Board determined to establish another committee of independent board members to review the revised privatization plan.  On June 2, 2009, the Board of Directors appointed the Independent Committee (consisting of Ming-Tsung Shih and Robert Theng) to review a revised privatization plan, the current Transaction, which includes the Capital Injection by Mr. Yang.  Neither Mr. Shih nor Mr. Theng is an employee of the Company, owns any Company shares, nor has any economic interest in the Transaction.  The Independent Committee was tasked with the duty of reviewing the Transaction, including the Capital Injection by Mr. Yang, at all times representing the interests of the unaffiliated shareholders (both continuing and cashed out) with respect to the Transaction, and to make a recommendation regarding the Transaction to the Board of Directors.

Effects of the Transaction

The Transaction is designed to reduce the number of our shareholders of record below 300, which will allow us to terminate our reporting obligations with the SEC. In determining whether the number of our shareholders of record falls below 300 as a result of the Transaction, we will count shareholders of record in accordance with Rule 12g5-1 under the Exchange Act. Rule 12g5-1 provides, with certain exceptions, that in determining whether an issuer, such as the Company, is subject to the registration provisions of the Exchange Act, securities are considered to be “held of record” by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuer. However, institutional depositories such as Cede & Co. are not considered a single holder of record for purposes of these provisions. Rather, the accounts of Cede & Co. and those of similar depositories are treated as the record holder of our shares. On the records kept by our transfer agent, Securities Transfer Corporation, we had 1,392 registered shareholders as of June 15, 2009, one holder of which was Cede & Co., which was registered as holding 3,175,046 shares.  Based on the position report provided by The Depository Trust Corporation as of June 15, 2009, 43 institutional custodians held our shares through Cede & Co.  (Cede & Co. is the nominee name for The Depository Trust Company, the largest institutional depository.)  Accordingly, when calculated according to the manner set forth in Rule 12g5-1, the number of our registered shareholders is 1,434.  Based on information available to us received from Broadridge Corporate Issuer Services as of May 8, 2009, we estimate that the 3,175,046 shares held by the 43 DTC participants are beneficially owned by approximately 759 holders holding the shares in “street name”. We estimate that there are approximately 1,934 holders who own fewer than 5,000 shares of our common stock whose shares would be cashed out in the Transaction.  This total is made up of 1,269 registered holders and approximately 665 holders in street name who hold fewer than 5,000 shares.  We expect that as a result of the Transaction the number of our shareholders of record as calculated per Rule 12g5-1 would be reduced from 1,434 to approximately 165.  If street name shareholders are included, the number of our shareholders will be reduced to approximately 259. In considering the exchange ratio for the transaction, the Company reviewed data from its transfer agent, from DTC, and from Broadridge Corporate Issuer Services with respect to the Company’s registered shareholders, the number of DTC participants, and street name shareholders.  The Company desired a split ratio that was a round number.  An alternative ratio of 1 for 4,000 was considered, but the number of remaining shareholders would not have been less than 300, which would have frustrated the Company’s purpose of terminating the Company’s reporting obligations under the Exchange Act.

We also believe the Transaction will have the following additional effects:

•           Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations. Our common stock is currently registered under the Exchange Act. The registration may be terminated upon application by us to the SEC if there are fewer than 300 holders of record of our common stock as calculated under Rule 12g5-1. When we have less than 300 shareholders based that standard, we intend to file with the SEC a Form 15 certifying to that effect. Our obligation to file periodic and current reports as a result of our common stock’s registration under those other provisions of the Exchange Act will be suspended immediately upon filing the Form 15 with the SEC (which we anticipate we will file promptly have we have been able to verify that we have less than 300 shareholders). After the 90-day waiting period following the filing of the Form 15 (i) our obligation to comply with the requirements of the proxy rules and to file Information Statements under Section 14 of the Exchange Act will also be terminated; (ii) our executive officers, directors and 10% shareholders will no longer be required to file reports relating to their transactions in our common stock with the SEC; (iii) our executive officers, directors and 10% shareholders will no longer be subject to the recovery of profits provision of the Exchange Act; and (iv) persons acquiring 5% of our common stock will no longer be required to report their beneficial ownership under the Exchange Act. However, following the filing of the Form 15 with the SEC, if on the first day of any fiscal year we have more than 300 shareholders of record when calculated according to Rule 12g5-1, we will once again become subject to the reporting requirements of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.

•           Reduced Costs and Expenses. Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act and the Sarbanes-Oxley Act were approximately $295,916 in fiscal 2007 and 282,045 in fiscal 2008.  If we do not consummate the Transaction we expect these costs to be approximately $298,000 in fiscal 2009. We expect to save this amount or more on an annual basis by becoming a non-reporting company, which would include reduced costs of an annual financial statement audit by a public accounting firm, given the reduced scope as a result of no longer being subject to SEC reporting requirements. We also believe the Company will benefit because our management team, which currently spends a significant amount of time on activities related to compliance with the Exchange Act and Sarbanes-Oxley Act, will have more time to devote to business development and revenue enhancing activities.

•           Financial Effect of the Transaction. Based on information we have received as of May 8, 2009 from Broadridge Corporate Issuer Services and from our transfer agent, Securities Transfer Corporation, we estimate that the cost of payment to cashed out shareholders will be approximately $303,000, and the amount of professional fees and other expenses will total approximately $275,050. This total amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding after the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our shareholders. The consideration to be paid to the cashed out shareholders and the costs of the Transaction will be paid from cash raised in a private sale of stock to our Chief Executive Officer and largest shareholder, Min-Tan Yang. See “SPECIAL FACTORS—Source of Funds and Expenses” beginning on page 43. These costs will be offset over time by the costs savings of approximately $298,000 per year we estimate we expect to save as a result of a Transaction. See “SPECIAL FACTORS — Purpose of and Reasons for the Transaction” beginning on page 12.

•           Conduct of our Business after the Transaction. We expect our business and operations to continue substantially as they are currently conducted, and except as described in this Information Statement, the Transaction is not expected to have any material effect upon the conduct of our business. See “SPECIAL FACTORS — Plans for the Company after the Transaction” beginning on page 33.

•           Aggregate Shareholders’ Equity. Our aggregate shareholders equity increased by $900,000 as a result of the Capital Injection. Our aggregate shareholders’ equity will decrease from approximately $3,648,459 on September 30, 2009 to approximately $3,070,409 as a result of the cashout payments on a pro forma basis (after giving effect to payment of Transaction costs in the amount of $578,050, consisting of approximately $303,000 to be paid to the cashed out shareholders, and approximately $275,050 representing the amount of other costs of the Transaction).  See “SUMMARY FINANCIAL INFORMATION” beginning on page 49.

•           Book Value Per Share. Just prior to the Capital Injection on June 17, 2009 our book value per share was 0.08.  As a result of the Capital Injection, our book value per share increased to 0.12 on September 30, 2009. As a result of the cashout, our book value per share of our common stock will decrease from $0.12 as of September 30, 2009 to approximately $0.10 per share of common stock on a pro forma basis (after giving effect to payment of Transaction costs in the amount of $578,050).  See “SUMMARY FINANCIAL INFORMATION” beginning on page 49.

Effect on Holders of Fewer than 5,000 Shares of Common Stock and Treatment of Multiple Accounts. Following the Transaction, holders of fewer than 5,000 shares of our common stock would receive a cash payment of $0.18 per pre-split share, without interest, and would cease to be shareholders of the Company. Cashed out shareholders will have no further financial interest in us with respect to their cashed out shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or our future growth.

The number of shares held by a shareholder of record in two or more separate but identical record holder accounts will be combined to determine the number of shares of our common stock owned by that holder and, accordingly, whether the holder will be a cashed out shareholder or a continuing shareholder. Shares held by record holders in joint accounts, such as by a husband and wife, and shares held in similar capacities will be treated separately, and will not be combined with individual accounts in determining whether a holder will be a cashed out shareholder or a continuing shareholder.

We intend to treat shareholders holding our common stock in street name in the same manner as record holders. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in “street name,” ask them to provide us with information on how many fractional shares will be cashed out, and request that they effect the Transaction for their beneficial holders. However, these banks, brokers and other nominees may have different procedures than registered shareholders for processing the Transaction. As a result, a shareholder owning 5,000 or more shares of common stock may nevertheless have those shares cashed out if the shareholder holds shares in a combination of street name accounts and record holder accounts, or holds shares in separate accounts in several brokerage firms. If you are in this situation and desire to remain a shareholder of the Company after the Transaction, you may consolidate your holdings into one brokerage account or record holder account prior to the effective date. Conversely, if you hold an account with less than 5,000 shares in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.

Examples of the effect of the Transaction on both cashed out shareholders and continuing shareholders are set forth below under the caption “Effects of the Transaction — Examples” beginning on page 19.

Effect on Unaffiliated Shareholders Who Own 5,000 or More Shares. For those unaffiliated shareholders who own 5,000 or more shares of our common stock, the Transaction will subject them, through their interest as  shareholders, to the same effects experienced by the Company discussed above – e.g., elimination of SEC reporting obligations, no longer quoted on the OTCBB, reduced liquidity, cost savings to the Company, reduction in book value per share.  In addition, continuing unaffiliated shareholders may experience the following effects:

•           Reduction in Publicly Available Information. If we complete the Transaction as described in this Information Statement, our common stock will no longer be registered under the Exchange Act and we will no longer be a reporting company under the Exchange Act. We will, therefore, cease to file annual, quarterly, current, and other reports and documents with the SEC, and shareholders will cease to receive annual reports and proxy statements. Persons that remain shareholders after the Transaction is effected will, therefore, have access to less information about the Company and our business, operations, and financial performance.

•           Possible Decline in the Value of Our Common Stock. Because of the possible limited liquidity for our common stock, the termination of our obligation to publicly disclose financial and other information following the Transaction, and the deregistration of our common stock under the Exchange Act, continuing shareholders may experience a decrease in the value of their common stock.

•           Voting power of controlling shareholders increased.  The voting power of our largest shareholder, CEO Yang, increased from 45% to 54% as a result of the Capital Injection.  The combined voting power of our two largest shareholders, Mr. Yang and Mr. Suang-Yi Pai, our Chairman of the Board and acting CFO, increased from 60% to 67%.

Effect on Affiliated Shareholders.  Our only shareholders who hold or beneficially own more than 5% of our stock are Mr. Suang-Yi Pai, our Chairman of the Board and acting CFO, and Mr. Min-Tan Yang, our CEO and a director.  As of June 17, 2009 (after the Capital Injection), Messrs. Pai and Yang collectively owned 20,096,915 shares, or 67% of our issued and outstanding shares eligible to vote to approve the Transaction.  Both Messrs. Pai and Yang voted to approve the Transaction.

After taking into account the Capital Injection that occurred on June 17, 2009, the aggregate number of shares of our common stock owned by Messrs. Pai and Yang will remain the same after the Transaction is contemplated. The ownership percentage of the shares of our common stock held by Messrs. Pai and Yang will increase nominally as a result of the reduction of the number of shares of our common stock outstanding by up to 1,683,333 shares. The increase in the ownership percentage of our shares of common stock held by Messrs. Pai and Yang and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of May 8, 2009 from Broadridge Corporate Issuer Services and from our transfer agent, Securities Transfer Corporation, a share range analysis we received, reflecting the distribution of the accounts of our shareholders who hold shares in “street name” through DTC participants. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction, that all beneficial holders who hold shares in street name shares will be informed by their custodian of the opportunity to be cashed out and elect to do so.  However, in all likelihood, an undetermined percentage of the holders holding in street name will not be cashed out in the Transaction.  The effect will be that the number of street name shares that are actually cashed out in the Transaction will be lower with a corresponding increase in the ownership percentages of continuing shareholders, including those of Messrs. Pai and Yang.

The reduction in the number of shares outstanding following the Transaction will also increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our shareholders prior to the effective time of the Transaction, and the number of street name shares that are actually cashed out in the Transaction. The ownership percentage of our shares of common stock held by our officers and directors and the ownership percentage of the continuing shareholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our shareholders prior to the effective time of the Transaction.

Our directors and executive officers may have interests in the Transaction that are different from your interests as a shareholder, and have relationships that may present conflicts of interest.  See “SPECIAL FACTORS — Potential Conflicts of Interests of our Officers and Directors” beginning on page 31.

Our direct, out-of-pocket costs resulting from our reporting and other obligations under the Exchange Act and the Sarbanes-Oxley Act were approximately $295,916 in fiscal 2007, 282,045 in fiscal 2008, and we expect these costs to be approximately $298,000 in fiscal 2009. Therefore we ultimately expect to realize recurring annual cost savings as a result of the Transaction of at least $298,000 in coming years (an amount that for illustration purposes would have represented 36% of our net income in 2008). Our continuing shareholders, including our affiliated shareholders, will be the beneficiaries of these savings. See “SPECIAL FACTORS — Purpose of and Reasons for the Transaction” beginning on page 12.

Examples. The effect of the Transaction on both cashed out shareholders and continuing shareholders may be illustrated, in part, by the following examples:

Hypothetical Scenario	Result

Mr. Chen is a registered shareholder who holds 4,000 shares of our common stock of record in his name at the effective time of the Transaction. Mr. Chen holds no other shares	Mr. Chen will receive cash in the amount of $720, without interest, for the 4,000 shares of common stock held prior to the reverse stock split.

Ms. Garcia holds 4,500 shares of our common stock in a brokerage account at the effective time of the Transaction. Ms. Garcia holds no other shares.
We intend to treat shareholders holding common stock in street name in the same manner as shareholders whose shares are registered in their own names, and will ask banks, brokers and nominees holding these shares to effect the Transaction for their beneficial holders. Assuming that they do so, Ms. Garcia will receive cash in the amount of $810, without interest, for the 4,500 shares of common stock held prior to the reverse stock split. If the bank, broker or nominee holding Ms. Garcia’ shares have different procedures, or do not provide us with sufficient information on Ms. Garcia’ holdings, then Ms. Garcia may or may not receive cash for her shares depending on the number of shares held by the bank, broker or other nominee, which is the actual record holder of her shares.

Mr. Brown holds 4,000 shares of our common stock of record in his name and 4,500 shares in a brokerage account at the effective time of the Transaction. Mr. Brown holds no other shares.
Each of Mr. Brown’s holdings will be treated separately. Accordingly, assuming the brokerage firm that holds Mr. Brown’s shares in street name effects the Transaction for its beneficial holders, Mr. Brown will receive cash in the amount of $1,530, without interest, for the 8,500 shares of common stock held prior to the reverse stock split.

Ms. Johnson holds 6,000 shares of our common stock in her name and 8,000 shares in a brokerage account at the effective time of the Transaction.	Ms. Johnson will continue to hold 6,000 shares of common stock in her own name and 8,000 shares in a brokerage account after the Transaction.

Hypothetical Scenario	Result

Mr. Schwartz holds 4,000 shares of common stock in one brokerage account and 4,000 shares in another brokerage account at the effective time of the Transaction.
Each of Mr. Schwartz’ holdings will be treated separately. Assuming each of the brokerage firms with whom Mr. Schwartz holds his shares in street name effect the Transaction for their beneficial holders, Mr. Schwartz will receive cash in the amount of $1,440, without interest, for the 8,000 shares of common stock held prior to the reverse stock split.

Ms. Tanaka holds 4,000 shares in one record holder account and 4,000 shares in another identical record holder account at the effective time of the Transaction.	Ms. Tanaka will continue to hold 8,000 shares of common stock after the reverse stock split.

Mr. Lee and Ms. Lee each hold 8,000 shares in separate, individual record holder accounts, but also hold 4,000 sharers of common stock jointly in another record holder account.
Shares held in joint accounts will not be added to shares held individually in determining whether a shareholder will be a cashed out shareholder or a continuing shareholder. Accordingly, Mr. Lee and Ms. Lee will each continue to own 8,000 shares of common stock after the Transaction in their separate accounts, but will receive $720, without interest, for the shares held in their joint account.

OTC Bulletin Board; Pink Sheets Quotation

Our common stock is currently quoted on the OTC Bulletin Board (also referred to as the OTCBB). To obtain the cost savings we anticipate by no longer preparing and filing annual, periodic and current reports with the SEC, our common stock will no longer be eligible for quotation on the OTC Bulletin Board.

Following the Transaction, our shares are expected to be quoted in the “Pink Sheets” at www.pinksheets.com, an electronic interdealer quotation service. The Pink Sheets are not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted on Pink Sheets. The price may be more or less than the current price on the OTC Bulletin Board. In addition, the spread between the bid and asked prices of our common stock may be wider than on OTC Bulletin Board and the liquidity of our shares may be lower. There is no assurance, however, that there will be any Pink Sheets quotations after the Transaction or that, if quotations begin, they will continue for any length of time.

Independent Committee Deliberations and Fairness

The Independent Committee met on June 2 and June 5 of 2009 to evaluate the Transaction.  To assist it in its evaluation it engaged independent financial advisor Polaris Securities. After receiving the report of Polaris Securities and following its further deliberations, the Independent Committee unanimously approved the Capital Injection and the Transaction and recommended to our Board of Directors that it should be submitted to the shareholders of the Company for approval.

In the course of reaching its determination, the Independent Committee considered the following substantive factors and potential benefits of the Transaction, each of which the Independent Committee believed supported its decision:

•
Its belief, after a thorough, independent review, that the Transaction was more favorable to cashed out as well as continuing shareholders than the potential value that might result from remaining a reporting company;

•
Its belief that the cashout price of $0.18 per share allows the cashed out shareholders to realize in the near term a fair value, in cash, for their investment and provides such shareholders certainty of value for their shares;

•
Its familiarity with the business, operations, properties and assets, financial condition, business strategy, and prospects of the Company (as well as the risks involved in achieving those prospects), the nature of the markets in which the Company competes, industry trends, and economic and market conditions, both on a historical and on a prospective basis;

•
The current and historical market prices of the Company common stock relative to those of other industry participants and general market indices, including the fact that the Company’s stock price traded for more than $0.18 in the year previous to the Independent Committee’s decision (trading prices for the Company’s stock as reported on the OTCBB ranged from  $0.04 to $0.23 from May 28, 2008 to June 2, 2009);

•
the fact that the $0.18 cashout price represents a premium of $0.13 over $0.05, the price of the last trade of the Company’s common stock reported as of June 2, 2009, the last trade reported when the Independent Committee deliberated on June 5, 2009;

•
the fact that, over the last two years, Mr. Yang’s purchases of Company common stock have been priced at or below $0.18 per share, except for the oldest and smallest purchase which was for 10,000 shares of stock at $0.25 per share. (Refer to page 31 for a table showing all of Mr. Yang’s historical purchases of Company stock);

•
The financial presentations of Polaris Securities and its opinion that, as of June 6, 2009, a fair price for the Company’s stock is in the range of $0.160 to $0.184 per share; and that the $0.18 cashout price represents the high range of its valuation;

•
The fact that the stock split ratio was set at a point that would ensure that the Company accomplished its goal of ending up with less than 300 shareholders, while minimizing the number of minority shareholders who would be cashed out;

•
It’s belief, based upon the fairness of the cashout price, that the stock split ratio is fair to the cashed out shareholders as well as the continuing shareholders (or in other words that a higher cashout price would have been unfair to the continuing shareholders, and lower share cashout price would have been unfair to the cashed out shareholders);

•	The fact that the Company has been profitable since 2007, primarily as a result of changes in strategy and practices implemented after Mr. Yang and Mr. Pai took over management;

•	Management’s stated intention to continue to run the Company in essentially the same manner after the Transaction; and

•
Approximately $298,000 in auditing, legal and other costs of maintaining reporting company status will be avoided annually (an amount that for illustration purposes would have represented approximately 36% of net income in 2008).

The Independent Committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the Transaction, including those discussed below, each of which it believed supported its decision and provided assurance of the fairness of the Transaction to the unaffiliated shareholders of the Company:

•	the fact that the Independent Committee is comprised solely of independent directors who are not employees of the Company and who have no financial interest in the Transaction;

•	the fact that Messrs. Pai and Yang did not participate in any way in the deliberations of the Independent Committee;

•
the fact that the Independent Committee had ultimate authority to decide whether or not to proceed with the Transaction or any alternative to it, subject to our Board of Directors’ ratifying approval; and

•	the fact that the Independent Committee consulted with and relied on the valuation report of Polaris Securities, an outside financial consultant.

The Independent Committee also considered a variety of risks and other potentially negative factors concerning the Transaction, including the following:

•
the fact that the cashed out shareholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in the value of the Company, including any value that could be achieved in the event the Company is acquired in the future by a strategic buyer;

•	the fact the Transaction was not structured so that approval of at least a majority of the unaffiliated shareholders was required for approval;

•
the fact that, although the Independent Committee was charged with representing the interests of the unaffiliated shareholders, the Independent Committee did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the Transaction; and

•
the fact that the cashout payment would be taxable to the Company’s shareholders who are U.S. persons for U.S. federal income tax purposes, and may be taxable for U.S. federal income tax purposes in certain cases to the Company’s shareholders who are not U.S. persons.

In the course of reaching its decision to recommend to our Board of Directors that the Board approve the Transaction, the Independent Committee did not consider the liquidation value of the Company’s assets because it considers the Company to be a viable going concern business based on the turn around effected since Messrs. Pai and Yang took over management and the Company’s recent financial results and balance sheet. Further, the Independent Committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company’s net book value per share as of March 31, 2009 was $0.08 and $0.12 as of September 30, 2009.  The Independent Committee considered this significantly below the $0.18 per share cashout consideration.

In making its determination that $0.18 is a fair price for the cashout despite the fact that the Company’s shares traded for higher than that amount during the past year, the Independent Committee noted that the Company’s publicly traded stock price had generally trended downward since May of 2008, that more recently prices were lower than $0.18, and that the volume of sales was sporadic and low.  The Independent Committee determined that it was more appropriate to give greater weight to the valuation analysis conducted by Polaris Securities, which incorporated book value as a component of valuation.

In the course of making its valuation decision, the Independent Committee was aware that the special committee, in approving a prior privatization plan on April 2, 2009, had determined that a fair cashout price was $0.18 per share, and that the special committee made this determination based on the estimated valuation range of $0.14 to $0.16 in Polaris’s March report.  In contrast, Polaris’s June report, available to the Independent Committee, estimated a valuation range of $0.16 to $0.184 for the Company.  The Independent Committee was aware that when Polaris prepared its March report, first quarterly financial data were unavailable to Polaris that were available to the special committee when it made its valuation determination on April 2, 2009.  They were also aware that first quarter financial results were available to and considered by the special committee in approving the previous transaction.  (Two of the members of the special committee were also on the Independent Committee.) First quarter financial data was available to Polaris when it issued its June report.  Considering all of the data, the Independent committee determined that a value of $0.18 was fair.

The foregoing discussion summarizes the material factors considered by the Independent Committee in its consideration of the Transaction. After considering these factors, the Independent Committee concluded that the positive factors relating to the Transaction outweighed the potential negative factors. In view of the wide variety of factors considered by the Independent Committee, and the complexity of these matters, the Independent Committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Independent Committee may have assigned different weights to various factors.

Based on the totality of the foregoing factors the Independent Committee determined that the Transaction is substantively and procedurally fair to the unaffiliated shareholders (including cashed out and continuing shareholders). The Independent Committee recommended the Transaction based upon the totality of the information presented to and considered by it.

The Independent Committee determined that the Transaction is procedurally fair even though it was not structured so that approval of at least a majority of the unaffiliated shareholders was required for approval or the fact that the Independent Committee did not retain an unaffiliated representative to act solely on behalf of the unaffiliated shareholders for purposes of negotiating the terms of the Transaction.  The Independent Committee determined this, notwithstanding the decision not to implement the foregoing procedural safeguards, based on the following procedural safeguards that were implemented:

•	the fact that the Independent Committee is comprised solely of independent directors who are not employees of the Company and who have no financial interest in the Transaction;

•	the fact that Messrs. Pai and Yang did not participate in any way in the deliberations of the Independent Committee;

•
the fact that the Independent Committee had ultimate authority to decide whether or not to proceed with the Transaction or any alternative to it, subject to our Board of Directors’ ratifying approval; and

•	the fact that the Independent Committee consulted with and relied on the valuation report of Polaris Securities, an outside financial consultant.

The foregoing discussion summarizes the material factors considered by the Independent Committee in its consideration of the Transaction. In view of the wide variety of factors considered by the Independent Committee, and the complexity of these matters, it did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Independent Committee may have assigned different weights to various factors.

Board of Directors’ Deliberations

Our Board of Directors, acting in large part upon the unanimous recommendation of the Independent Committee, at a meeting on June 11, 2009 (i) determined that the Transaction is advisable, fair to and in the best interests of the Company and our unaffiliated shareholders (both cashed out and continuing shareholders); and (ii) approved the Transaction. In reaching these determinations, our Board considered (i) the financial presentation of Polaris Securities which was delivered to the Board of Directors at the request of the Independent Committee, as well as the fact that the Independent Committee received and reviewed Polaris Securities’ valuation report; and (ii) the unanimous recommendation and analysis of the Independent Committee, as described above, and adopted that recommendation and analysis in reaching its determinations.

The foregoing discussion summarizes the material factors considered by our Board of Directors in its consideration of the Transaction. In view of the wide variety of factors considered by our Board of Directors, and the complexity of these matters, our Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our Board of Directors may have assigned different weights to various factors. The Board of Directors approved and recommends the Transaction based upon the totality of the information presented to and considered by it.

Mr. Yang’s Deliberations

As a member of the Board of Directors, Mr. Yang deliberated with the Board.  In making his personal decision to approve the Transaction, he considered the same information considered by the Board, based his information on the same factors, and adopted the same analysis (and by extension, adopted the recommendation and analysis of the Independent Committee).  Mr. Yang’s personal determination is that the Transaction is advisable, fair to and in the best interests of the Company and its unaffiliated shareholders (both continuing and cashed out shareholders).

Valuation Report of Polaris Securities

The Independent Committee retained Polaris Securities to act as its financial advisor in connection with the Transaction. In connection with Polaris Securities’ engagement, the Independent Committee requested that Polaris Securities analyze and give its opinion as to the fair value of the Company’s common stock.  The Independent Committee met with Polaris Securities on June 2, 2009 and June 5, 2009 to review their valuation analysis. During this meeting, Polaris Securities reviewed with the Independent Committee certain financial analyses, as described below, and rendered its oral opinion to the Independent Committee, which was subsequently confirmed in writing, that, as of June 6, 2009, and based upon and subject to the various considerations and assumptions described in the opinion, the fair value of the Company’s common stock was $0.160 to $0.184 per share.

The full text of Polaris Securities’ report, dated June 6, 2009 (revised August 11, 2009), which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Exhibit A and is incorporated into this Information Statement by reference. Holders of Company common stock are encouraged to read this report carefully in its entirety.  The report delivered by Polaris Securities dated June 6, 2009 (revised August 11, 2009) is an update of a previous report delivered on March 16, 2009 to the Board of Directors and the Company in connection with an earlier proposal by the Board of Directors to go private.  In the March 16, 2009 report, Polaris Securities estimated the value of the Company’s common stock to be between $0.14 and $0.16 per share.

The June 6, 2009 Polaris Securities report was revised on August 11, 2009 to correct a mathematical error that incorrectly misstated the lower range of the valuation estimate at $0.148, rather than $0.16.  It was possible to calculate the correct valuation range based on the other values set forth in the report.  The high end of the valuation range – $0.184 per share – was not affected by the mathematical error.  After the mathematical error was discovered, the Independent Committee, the Board, and Mr. Yang each considered whether the error required an adjustment in the cashout price.  Each decision maker noted that the error did not involve the analytical method or subjective factors considered by Polaris Securities.  Moreover, the mathematical error only effected the lower range of values put forth by Polaris Securities, and the Independent Committee had selected a cashout price that was on the high end of the valuation range.  Consequently, none of the decision makers felt that it was necessary to revisit the valuation discussion.

Polaris Securities’ opinion was provided to the Independent Committee in connection with its evaluation of the Transaction consideration to be paid to the Company’s cashed out shareholders. It does not address any other aspect of the Transaction, relates only to the value, from a financial point of view, of the common stock, and does not constitute a recommendation to any shareholder as to how that shareholder should vote or act with respect to any matters relating to the Transaction. The following is a summary of the Polaris Securities valuation report, which you are encouraged to read in its entirety.

In arriving at its opinion, Polaris Securities reviewed certain publicly available business and financial information relating to the Company and the comparison companies in the report.  This information consisted of publicly available reports filed with the SEC by us and by the comparison companies referenced in the report, those companies’ websites, and the websites of agencies, such as Bloomberg, Yahoo Finance, that report on the stock prices and other financial metrics of public companies.  Polaris Securities also met with management to discuss the business and prospects of the Company. Polaris Securities also considered certain financial and stock market data of the Company, compared that data with similar data for other publicly held companies in businesses Polaris Securities deemed similar to that of the Company, and considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, Polaris Securities did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects.

Polaris Securities also assumed, with the consent of the Independent Committee, that in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the Transaction. Polaris Securities valuation opinion was with respect to the Company’s common stock, and in conjunction therewith, with the Company as a whole.  Polaris Securities was not requested to make, and did not make, an independent evaluation or appraisal of specific assets or liabilities (contingent or otherwise) of the Company, nor was Polaris Securities furnished with any such evaluations or appraisals. Polaris Securities’ opinion was necessarily based upon information made available to it as of the date of the report and upon financial, economic, market and other conditions as they existed and could be evaluated on that date. Polaris Securities’ opinion did not address the relative merits of the Transaction as compared to alternative transactions or strategies that might have been available to the Company, nor did it address the underlying business decision of the Company to proceed with the Transaction.

The Independent Committee selected Polaris Securities as its financial advisor based on Polaris Securities’ qualifications, experience and reputation. Polaris Securities is a recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Polaris Securities and its affiliates have in the past provided, and in the future may provide, investment banking and other financial services to the Company for which Polaris Securities has received, and would expect to receive, compensation. During the past two years, Polaris Securities has not provided financial advisory or financing services to the Company or its affiliates other than with respect to the services it rendered to the Independent Committee in connection with the Transaction, including the services rendered in connection with its first report dated March 16, 2009.  Polaris Securities does not hold any equity, debt or other financial interest in the Company.

For preparing its report, we paid Polaris Securities $22,500, $15,000 of which was for the March 16, 2009 report, and $7,500 of which was for the June 6, 2009 report.  In January 2007, we have paid Polaris Securities a total of $16,000 for financial advice on another matter. In addition, the Company has agreed to reimburse Polaris Securities for its fees and expenses, including reasonable attorney’s fees, incurred in connection with its engagement and to indemnify Polaris Securities and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Financial Analyses

In preparing its valuation report, Polaris Securities performed a variety of financial and comparative analyses, including those described below. The summary of the analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a valuation opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a valuation opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Polaris Securities made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Polaris Securities arrived at its ultimate opinion based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Polaris Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Polaris Securities considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, transaction or business used in Polaris Securities’ analyses as a comparison is identical to the Company, its business or the Transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in the analyses of Polaris Securities and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Polaris Securities’ analyses are inherently subject to substantial uncertainty.

Polaris Securities provided advice to the Independent Committee regarding the fair value of the Company’s stock. Polaris Securities did not recommend any specific type of cashout consideration to the Independent Committee. The opinion and financial analyses of Polaris Securities were only one of many factors considered by the Independent Committee in its evaluation of the Transaction and should not be viewed as determinative of the views of the Independent Committee, the Board of Directors or Mr. Yang with respect to the Transaction or the fractional share consideration.

The following is a summary of the analyses that underlie the opinion of Polaris Securities and which were reviewed with the Independent Committee on June 5, 2009. The financial analyses summarized below include information presented in tabular format. In order to fully understand Polaris Securities’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Polaris Securities’ financial analyses.  In addition to the analytical methods used below, Polaris Securities also considered but rejected as inappropriate a discounted cash flow for Kid Castle in this context.  Polaris opinion, as expressed to the Independent Committee, is that discounted cash flow provides meaningful results only to the extent that the discount rate and other parameters are accurate and based on good information. Small changes in inputs can result in large changes in the value of a company. Discounted cash flow provides the best valuations when there is a high degree of confidence about future cash flows. This is not the case with companies like Kid Castle where it is difficult to predict sales and cost trends with certainty.  The Independent Committee agreed with Polaris’s analysis.

Market Comparison Analysis. Using publicly available information, Polaris Securities reviewed the market values and trading multiples of the following publicly-traded companies in the education and training services sector:

Nobel Learning Communities Inc.  (NLCI, NASDAQ)
Princeton Review Inc.  (REVU, NASDAQ)
Ambassadors Group, Inc.  (EPAX, NASDAQ)
Universal Technical Institute Inc.  (UTI, NYSE)
Lincoln Educational Services Corporation (LINC, NASDAQ)

This list was narrowed down from a larger list of companies that were chosen using a fee-based market analysis service that derives a list of competitors based on industry type, capital structure and operating performance.  Polaris believes that the comparison companies, though larger and more advanced in their growth, are comparable to Kid Castle in terms of its managerial skills, growth prospects and risk to a company like Kid Castle with a book value $1.95 million.  Polaris Securities reviewed and compared five financial ratios among the comparison companies and Kid Castle.  The five financial ratios are as follows: P/S is share price divided by sales per share, P/B is share price divided by book value per share, P/E is share price divided by earnings per share, EV/EBITDA is enterprise value divided by earnings before interest, tax, depreciation and amortization, and EV/EBIT is enterprise value divided by earning before interest and tax.  Enterprise value is defined as market capitalization plus debt, minority interest and preferred shares, minus total cash and cash equivalents.  Polaris determined that the P/B (price to book value) ratio was most applicable to Kid Castle. Polaris’s basis for this view, as indicated in its report, is that financial ratios based on income and sales figures were less useful as financial comparisons than book value, which is more consistent.  This analysis indicated the following implied per share equity reference range for the Company, as compared to the per-share Transaction consideration:

Implied Per Share Equity Reference Range For the Company	Per Share Transaction Consideration
$0.24	$0.18

Market Price Analysis

Polaris Securities reviewed the average market prices of Kid Castle stock (as reported on the OTC Bulletin Board) over the last 10, 15, 30, and 60 days preceding the date of their report.

This analysis indicated the following implied per share equity reference range for the Company, as compared to the per share cashout consideration:

Implied Per Share Equity Reference Range For the Company	Per Share Transaction Consideration
$0.05 - $0.08	$0.18

Polaris Securities determined the weighted average of the valuations derived by its market comparison and market price methods, resulting in a valuation of $0.145 to $0.16.  Then Polaris calculated alternative price ranges based on adding a 10% premium and 15% premium for non-quantitative considerations based on the Company’s past financial performance, management capability, market position, potential future industry growth and potential controlling premium.  This resulted in Polaris’s final price valuation range of $0.160 to $0.184.

Alternatives to the Transaction

In making their determinations to proceed with the Transaction, the Independent Committee and the Board of Directors considered other methods of effecting a deregistration transaction, including an issuer tender offer and an odd-lot tender offer, as well as maintaining the status quo. There was no consideration to any alternatives that were not related to deregistration. When considering the various alternatives to the Transaction, the primary focus was the level of assurance that the selected alternative would result in the Company having fewer than 300 record owners of its common stock, thus allowing us to achieve our objective, the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.

Issuer Tender Offer. In this alternative, we would offer to purchase a set number of shares within a specific timetable. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature, and we would have no assurance that enough shareholders would tender all of their shares of our common stock to reduce the number of record owners of our common stock to fewer than 300 (as calculated under SEC Rule 12g5-1). In addition, the rules governing tender offers require equal treatment of all shareholders, including pro rata acceptance of offers from shareholders. The Independent Committee and the Board of Directors considered that since they could not guarantee or predict with certainty how many shares would be tendered, the possibility existed that such a transaction would not reduce the number of holders of record to below 300, and the estimated costs of this type of transaction potentially could be higher than the costs of the Transaction. The cost of funding the purchase of shares in an issuer tender offer would be in the same range as the cost of the reverse split method, however, additional costs of communicating with shareholders and increased legal fees are estimated to be about $75,000 to $150,000 more than the privatization transaction.  More importantly, if the tender offer were undersubscribed, the Company may be forced to repeat the tender offer, resulting in additional transaction costs.  As a result of these disadvantages, the Independent Committee and the Board of Directors determined not to pursue this alternative.

Maintaining the Status Quo. The Independent Committee and the Board of Directors also considered maintaining the status quo. In that case, the Company would continue to incur the significant expenses of being an SEC reporting company without enjoying what it believes to be the benefits traditionally associated with SEC reporting company status, including, but not limited to, raising capital in the public markets, stock liquidity, business credibility and the ability to use its common stock as currency for acquisitions. However, the Independent Committee and the Board of Directors believed that becoming a private company would be in the best interests of the Company and its shareholders and rejected this alternative.

Alternatives to Capital Injection.  The Board of Directors and the Independent Committee considered financing the Transaction through borrowing, rather than through a capital injection. A bank loan for $900,000 principal amount would cost the Company approximately $50,000 to $60,000 per year in interest payments depending on the interest rate available, assuming the availability of a loan.  (The average interest rate for our bank loans in 2009 was 5.86%.) Increasing the Company’s debt level is contrary to the Company’s business plan of reducing its debt load and applying its capital resources to expand its operations in the PRC.  The Board determined that a capital investment by CEO Yang at the same price per share as the price paid to cashed out shareholders would represent a better opportunity for the Company to implement its business plan and represent a better opportunity for the continuing shareholders.

After carefully reviewing all the aforementioned alternatives, for the reasons discussed above, the Independent Committee recommended the Transaction, and the Board of Directors approved it, as the most expeditious and economical way of changing our status from that of a reporting company to that of a non-reporting company.

Potential Conflicts of Interests of our Officers and Directors

Mr. Pai and Mr. Yang are our only officers and directors who hold or beneficially own shares in the Company.  No other shareholder beneficially owns more than 5% of our stock.  We have never issued stock options, so consequently there are no options outstanding.  The stock held by Messrs. Pai and Yang is common stock.  It carries with it no rights or benefits not shared on a pro rata basis by all other holders of our common stock.  Mr. Pai and Yang have also personally guaranteed a loan of $1,542,401 from Union Bank of Taiwan. For more information on the loan, refer to Note 12 to the Company’s 2008 financial statements in the Company’s Form 10-K for the period ended December 31, 2008, filed with the SEC on March 17, 2009.

On June 17, 2009, in order to finance the costs of the Transaction and the operations of the Company following the Transaction, Mr. Yang, pursuant to the previously discussed Capital Injection, purchased from us 5,000,000 newly issued shares of our common stock at $0.18 per share for an aggregate purchase price of $900,000.   The following chart shows all Company shares acquired or deemed beneficially owned by Mr. Yang, the prices paid, and his aggregate holdings as of the respective dates.

Date	Shares acquired	Price (US$)	Aggregate holdings after transaction
June 25, 2009	5,000,000	0.18	16,255,538
March 19, 2009*	1,080,000	0.15	11,255,538
February 5, 2009	1,000,000	0.15	10,175,538
July 25, 2008	10,000	0.25	9,175,538
December 28, 2006	4,000,000	0.15	9,165,538
September 26, 2006	3,024,000	0.18	5,165,538
December 31, 2005	1,641,538	0.35	2,141,538
December 31, 2005*	500,000	0.35	500,000

*Shares acquired and held by Mr. Yang’s spouse.

The purchase of 5,000,000 shares of stock by Mr. Yang was reviewed and approved by the Independent Committee in conjunction with its overall review and approval of the Transaction. As a result of the Capital Injection, Mr. Yang’s percentage share of the Company’s voting stock increased from 45% to 54%.  The following table compares the change in various metrics before and after the Capital Injection and the reverse stock spit cashout, respectively.  For the Company, it shows outstanding shares, net book value, and earnings per share.  For Mr. Yang it shows his percentage ownership, attributable share of net book value, and share of interest in net income (pro forma).

	Capital Injection		Reverse Split Cashout
	Before	After	Before	After[a]
Company
Total Outstanding Shares	25,000,000	30,000,000	30,000,000	28,316,667
Net Book Value	1,945,256	2,720,820	2,720,820	2,142,770
Book value per share	.08	.09	.09	.08

Mr. Yang
Shares held	11,255,538	16,255,538	16,255,538	16,255,538
Prcentage ownership	45%	54%	54%	57%
Book value of shares held	875,365	1,469,243	1,469,243	1,221,379
Proforma % net income[b]	377,536	453,043	453,043	478,212

aAll values in column are estimates based on projected cashout of approximately 1,683,333 shares.
bValues in row reflect pro-forma example based on hypothetical net income of $838,969.  This example is provided pursuant to SEC disclosure rules.  It reflects what Mr. Yang’s share of net income would be if 2009 net income is the same as in 2008, and if the Company elected to make a distribution of surplus to shareholders.  It does not imply that any distributions of income to shareholders have been or will be made.  The Company has never distributed surplus to shareholders, by dividend or otherwise.

Under our articles of incorporation and Florida law, certain significant actions of the Company such as merger, sale of substantially all of the assets of the Company, and amendment of our articles of incorporation require the approval of the holders of 50% or more of our common stock. As a result of this increase in Mr. Yang’s ownership percentage, he now beneficially owns a sufficient number of shares to approve these transactions by himself.

As of June 17, 2009, Messrs. Pai and Yang collectively owned 20,096,915 shares, or 67% of our issued and outstanding shares eligible to vote to approve the Transaction.  Messrs. Pai and Yang, acting together, have sufficient voting power to, and did in fact vote to approve the Transaction.  Because they will continue to be officers, directors, and controlling shareholders after the Transaction, Messrs. Pai and Yang have interests that are different from both cashed out and continuing unaffiliated shareholders, which interests may present a conflict. Upon the effectiveness of the Transaction, the aggregate number of shares of our common stock owned by Messrs. Pai and Yang will not change but their ownership percentage of eligible voting shares will increase to approximately 71% as a result of the reduction of the number of shares of our common stock outstanding by approximately 1,683,333 shares.  The Independent Committee was formed (and the services of Polaris Securities were obtained) to ensure that the Transaction is fair to all shareholders both procedurally and substantively.

The increase in the ownership percentage of our shares of voting stock held by Messrs. Pai and Yang and the reduction in the number of shares outstanding following the completion of the Transaction is based on record holder information that we received as of May 8, 2009 from our transfer agent, Securities Transfer Corporation, and a share range analysis we received from Broadridge Corporate Issuer Services, reflecting the distribution of the accounts of our shareholders who hold shares in “street name” according to predefined ranges based on share amount. We have assumed for purposes of determining ownership percentages and the reduction in the number of shares outstanding following the Transaction, that all beneficial holders who hold shares in street name will be informed by their custodian of the opportunity to be cashed out and will elect to do so.  However, in all likelihood, an undetermined percentage of the street name shareholders will not be given the opportunity by their custodian or elect not to be cashed out in the Transaction.  The effect will be that the number of street name shares that are actually cashed out in the Transaction will be lower with a corresponding increase in the ownership percentages of continuing shareholders, including those of Messrs. Pai and Yang.

The ownership percentage and the reduction in the number of shares outstanding following the Transaction may increase or decrease depending on purchases, sales and other transfers of our shares of common stock by our shareholders prior to the effective time of the Transaction. The ownership percentage of our shares of common stock held by Messrs. Pai and Yang and the ownership percentage of the continuing shareholders will proportionally increase or decrease as a result of such purchases, sales and other transfers of our shares of common stock by our shareholders prior to the effective time of the Transaction. See “SPECIAL FACTORS —Effects of the Transaction — Effect on Affiliated Shareholders” beginning on page 17.

Plans for the Company after the Transaction

The primary purpose of the Transaction is to avoid the administrative and other costs associated with being a public Company, it being determined that the significant costs outweigh the benefits of being a public company.  For the cashed out shareholders, the Transaction will have an additional benefit, allowing them to immediately realize the value of their investment in the Company through their receipt of the per share cashout consideration of $0.18. This represents a $0.13 premium over $0.05, the last reported trade of the Company’s common stock on the OTCBB on June 2, 2009, which was the last trade reported as of June 16, 2009.  In this respect, the Board of Directors believes that the Transaction was more favorable to the cashed out as well as the other unaffiliated shareholders than the potential value that might result from remaining a public company. For these reasons, and the other reasons discussed under “SPECIAL FACTORS — Purpose of and Reasons for the Transaction” beginning on page 12 and “SPECIAL FACTORS — Independent Committee Deliberations and Fairness” beginning on page 21, the Board of Directors of the Company has determined that the Transaction, upon the terms and conditions set forth in the Information Statement, are advisable, fair to and in the best interests of the Company and its unaffiliated shareholders.

It is expected that, upon consummation of the Transaction, the operations of the Company will be conducted substantially as they currently are being conducted except that the Company common stock will cease to be publicly traded. Based on its estimate of Transaction expenses, the Company expects to have approximately $321,950 in leftover cash from the Capital Injection after payment of Transaction expenses that will be used primarily to expand the Company’s operations in the PRC and for other working capital purposes.  Following the closing of the Transaction, the registration of the Company’s common stock and the Company’s reporting obligation under the Exchange Act with respect to our common stock will be terminated upon application to the SEC. In addition, upon consummation of the Transaction, the Company’s common stock will no longer be quoted on the OTCBB, nor will it be listed on any securities exchange.  The Company will not be subject to the obligations and constraints, and the related direct and indirect costs associated with having publicly traded equity securities.

If the Transaction is not completed for any reason, no shareholders will receive any payment for their shares in connection with the Transaction. Instead, the Company will remain an independent public company and our common stock will continue to be quoted on the OTCBB. In addition, if the Transaction is not completed, we expect that management will continue to operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the child English-language teaching and educational services industry on which the Company’s business largely depends, and general industry, economic, regulatory and market conditions. Accordingly, if the Transaction is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. From time to time, the Company’s Board of Directors will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of the Company, and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences to the Company and its shareholders resulting from the Transaction.  This summary addresses only those shareholders who have held their shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances. Many types of shareholders (such as financial institutions, tax-exempt organizations (including private foundations), insurance companies, dealers in securities, foreign investors, and partnerships and their partners, holders that received their shares pursuant to the exercise of employee stock options or otherwise as compensation, and investors that hold the shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes) may be subject to special tax rules.

For purposes of this summary, we use the term “U.S. Shareholder” to mean a shareholder who is:

•	a citizen or individual resident of the United States for U.S. federal income tax purposes;

•	a corporation or an entity taxable as a corporation for U.S. federal income tax purposes, created or organized under U.S. law (federal or state);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its sources; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

           A “Non-U.S. Shareholder” is a shareholder of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Shareholder.

The following summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, as currently in effect, all of which are subject to differing interpretations or change, possibly on a retroactive basis, and does not address any state, local, foreign, or other tax considerations, including without limitation, U.S. federal gift tax and estate tax. No assurance can be given that possible changes in such U.S. federal income tax laws or interpretations will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

If a shareholder of our common stock is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership.  Shareholders who are a partner of a partnership holding our common stock are urged to consult with their own tax advisors.

NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS IN CONNECTION WITH THE TRANSACTION. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES.

The Company. The Company will not recognize taxable income, gain or loss in connection with the Transaction.

U.S. Shareholders.  The U.S. federal income tax consequences of the Transaction for our U.S. Shareholders will differ depending on the number of shares of common stock owned and, in some cases, constructively owned by such U.S. Shareholders.  As set forth in more detail below, U.S. Shareholders who receive no cash as a result of the Transaction, and continue to hold shares of common stock immediately after the Transaction, will not recognize any gain, loss or dividend income as a result of the Transaction.  The tax treatment of a U.S. Shareholder who receives cash will depend on whether such U.S. Shareholder continues to own common stock following the Transaction (or is treated as continuing to own common stock under certain constructive ownership rules that are described below).  If a U.S. Shareholder does not actually or constructively own common stock following the Transaction, such U.S. Shareholder who receives cash as a result of the Transaction will recognize gain or loss upon the sale or exchange of the common stock.  In contrast, if a U.S. Shareholder actually or constructively owns common stock following the Transaction, such U.S. Shareholder may be required to treat any cash received as a dividend distribution rather than as gain or loss from a sale or exchange.

U.S. Shareholders Who Do Not Receive Cash in the Transaction.  If a U.S. Shareholder receives no cash as a result of the Transaction, but continues to hold shares of common stock immediately after the Transaction, such U.S. Shareholder should not recognize any gain or loss or dividend income for U.S. federal income tax purposes as a result of the Transaction. The aggregate adjusted tax basis of the shares that U.S. Shareholder holds immediately after the Transaction will equal the aggregate adjusted tax basis of the shares such U.S. Shareholder held immediately prior to the Transaction, and the holding period in those shares will be the same as immediately prior to the Transaction.

U.S. Shareholders Who Receive Cash in the Transaction.  A U.S. Shareholder who receives cash in the Transaction will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on the U.S. Shareholder’s situation, the Transaction will be treated as either:

•
a sale or exchange of the redeemed shares, in which case the U.S. Shareholder will recognize gain or loss equal to the difference between the cash payment and the U.S. Shareholder’s tax basis for the redeemed shares; or

•
a cash distribution that is treated:  (i) first, as a taxable dividend to the extent of allocable current and accumulated earnings and profits of the Company, if any; (ii) second, as a tax-free return of capital to the extent of the U.S. Shareholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss.  Capital gain or loss recognized will be long-term if your holding period with respect to the common stock redeemed is more than one year at the time of the Transaction. The deductibility of capital loss is subject to limitations. If you are an individual, long-term capital gain is subject to a maximum marginal federal income tax rate of 15%.

Dividends are taxed at ordinary income rates. However, you may qualify for a 15% federal income tax rate on any cash received in the Transaction that is treated as a dividend as described above, if (i) you are an individual or other non-corporate shareholder; (ii) you have held the common stock with respect to which the dividend was received for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which such shares become ex-dividend with respect to such dividend; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.  A corporation (other than an S corporation) may be allowed a deduction, subject to applicable limitations and other special rules, with respect to a dividend received.

Under Section 302 of the Code, a redemption of shares from a U.S. Shareholder as part of the Transaction will be treated as a sale or exchange of the redeemed shares if:

•	the Transaction results in a “complete termination” of such U.S. Shareholder’s ownership interest in the Company;

•	the receipt of cash is “substantially disproportionate” with respect to the U.S. Shareholder; or

•	the receipt of cash is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder.

Determining Ownership of Common Stock. These three tests are applied by taking into account not only shares that a U.S. Shareholder actually owns, but also shares that the U.S. Shareholder constructively owns pursuant to Section 318 of the Code.  Under these constructive ownership rules, a U.S. Shareholder is deemed to own constructively shares owned by certain related individuals and entities in which the U.S. Shareholder has an interest in addition to shares directly owned by the U.S. Shareholder.  For example, an individual U.S. Shareholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”).  To illustrate, if you own fewer than 5,000 shares in your own name (for which you will receive cash) and your spouse owns 5,000 or more shares (which will continue to be held following the completion of the Transaction), you will be treated as constructively owning the shares owned by your spouse.

In addition, a U.S. Shareholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the U.S. Shareholder has a beneficial interest, by partnerships in which the U.S. Shareholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such U.S. Shareholder.  Similarly, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be considered owned by these entities (“entity attribution”).  A U.S. Shareholder is also deemed to own shares that the U.S. Shareholder has the right to acquire by exercise of an option or by conversion or exchange of a security.  Constructively owned shares may be reattributed to another taxpayer.  For example, shares attributed to one taxpayer as a result of entity attribution may be reattributed from that taxpayer to another taxpayer through family attribution.

A U.S. Shareholder who receives cash in the Transaction and would only constructively own shares of common stock following the completion of the Transaction as a result of attribution may be able to avoid constructive ownership of such shares by waiving attribution, provided certain conditions are met.

In addition to constructively owning common stock by attribution following the Transaction, you may be entitled to receive cash in the Transaction for shares of common stock you hold in one name or capacity, but continue to hold shares in another name or capacity. For example, you may own fewer than 5,000 shares in your own name (for which you will receive cash) and own 5,000 or more shares that are held in your brokerage account in street name.

Complete Termination of Interest.  A U.S. Shareholder who receives cash in the Transaction and does not actually or constructively own any shares of common stock immediately after the Transaction will have his, her or its interest in the Company completely terminated by the Transaction.  Such a U.S. Shareholder will recognize gain or loss equal to the difference between the cash payment and the U.S. Shareholder’s adjusted tax basis for his, her or its shares of common stock.

“Substantially Disproportionate” Test.   If a U.S. Shareholder receives cash as a result of the Transaction, but is treated as continuing to own shares of common stock as described above, such U.S. Shareholder will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the cash received for the shares of common stock and the aggregate adjusted tax basis in those shares, provided that the receipt of cash constitutes a “substantially disproportionate redemption of stock,” as described below.

Under this test, a U.S. Shareholder who receives cash in the Transaction and immediately after the Transaction actually or constructively continues to own shares of common stock must compare (i) his, her or its percentage ownership immediately before the Transaction (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Transaction, divided by the number of voting shares outstanding immediately before the Transaction) with (ii) his, her or its percentage ownership immediately after the Transaction.  If the shareholder’s post-Transaction ownership percentage is less than 80% of the U.S. Shareholder’s pre-Transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the U.S. Shareholder.  The U.S. Shareholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of common stock exchanged for cash and will recognize gain or loss equal to the difference between the cash payment and the U.S. Shareholder’s adjusted tax basis for his, her or its shares of common stock.

“Not Essentially Equivalent to a Dividend” Test.  If the receipt of cash by the shareholder fails the “substantially disproportionate” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test.  The receipt of cash by a U.S. Shareholder will be “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of the shareholder’s proportionate interest in the Company.  If (i) the U.S. Shareholder exercises no control over the affairs of the Company (e.g., is not an officer, director or high-ranking employee), (ii) the U.S. Shareholder’s relative stock interest in the Company is minimal, and (iii) the U.S. Shareholder’s post-Transaction ownership percentage is less than the U.S. Shareholder’s pre-Transaction ownership percentage, the receipt of cash should not be essentially equivalent to a dividend with respect to the U.S. Shareholder and the U.S. Shareholder should, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-Transaction common stock exchanged for cash.

*                    *                    *

If the cash received by a U.S. Shareholder is not treated as a sale or exchange because the U.S. Shareholder immediately after the Transaction actually or constructively continues to own shares of post-Transaction common stock and neither of the two tests outlined above are met, the cash will be treated: (i) first, as a taxable dividend to the extent of allocable current and accumulated earnings and profits of the Company, if any; (ii) second, as a tax-free return of capital to the extent of the U.S. Shareholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

IF YOU ARE A U.S. SHAREHOLDER AND YOU, OR A PERSON OR ENTITY WHOSE OWNERSHIP OF SHARES WOULD BE ATTRIBUTED TO YOU, WILL CONTINUE TO HOLD COMMON STOCK IMMEDIATELY AFTER THE TRANSACTION, YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Backup Withholding for U.S. Shareholders. If you are to receive cash as a result of the Transaction, you will be required to provide your social security or other U.S. taxpayer identification number (or, in some instances, additional information) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal and other documentation we will send to you after the Transaction will require you to deliver such information when the common stock certificates are surrendered following the effective time of the Transaction. Failure to provide such information may result in backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against your U.S. federal income tax liability provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon filing an appropriate income tax return on a timely basis.

Non-U.S. Shareholders.  A Non-U.S. Shareholder who receives cash in the Transaction will be treated as having his, her or its shares of common stock redeemed in a taxable transaction under Section 302 of the Code.  Therefore, such Non-U.S. Shareholder must determine whether, based on his, her or its situation, the Transaction will be treated as (i) a sale or exchange of the redeemed shares, or (ii) a cash distribution.   This determination is based upon the same rules described above for U.S. Shareholders.

If the Transaction is treated as a sale or exchange of the redeemed shares, then any gain realized on the receipt of cash in the Transaction by a Non-U.S. Shareholder will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the Non-U.S. Shareholder in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment of the Non-U.S. Shareholder);

•	the Non-U.S. Shareholder is an individual who is present in the United States for 183 days or more in the taxable year of the Transaction, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five years preceding the Transaction.

An individual Non-U.S. Shareholder described in the first bullet point immediately above will be subject to tax on his or her net gain in the same manner as if he or she were a U.S. Shareholder, discussed above.  If a Non-U.S. Shareholder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. Shareholder, discussed above, and, in addition, may be subject to the branch profits tax equal to 30 percent of its effectively connected earnings and profits (including such gain) or at such lower as may be specified by an applicable income tax treaty.

An individual Non-U.S. Shareholder described in the second bullet point immediately above will be subject to a flat 30 percent tax (or lower income tax treaty rate) on the gain derived from the Transaction, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the United States.

We believe we are not, have not been and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Alternatively, if the Transaction is treated as a cash distribution, a Non-U.S. Shareholder’s receipt of cash in the Transaction will be treated:  (i) first, as a taxable dividend to the extent of allocable current and accumulated earnings and profits of the Company, if any; (ii) second, as a tax-free return of capital to the extent of the Non-U.S. Shareholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.  With respect to the portion of the distribution treated as a taxable dividend, a Non-U.S. Shareholder will be subject to a flat 30 percent tax (or lower income tax treaty rate) on such dividend to the extent the dividend is from U.S. sources (dividends paid by U.S. corporations generally are from U.S. sources) and is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Shareholder.

Notwithstanding the foregoing, if a dividend is not effectively connected with the conduct of a trade or business in the United States by the recipient Non-U.S. Shareholder and at least 80 percent of our gross income from all sources constitutes “active foreign business income,” as defined by the Code, for a period of three years ending on the date of the Transaction, then the dividend will be exempt from tax to the extent of the percentage that our foreign-source gross income (both active foreign business income and other types of foreign-source gross income) for the three-year period ending on the date of the Transaction is of our total gross income from all sources for that period.  If, however, the 80 percent threshold is not met, none of the dividends paid will qualify for the exemption, and such amounts will be taxable according to the rules discussed above.

Based on the relevant information and our expectations up through the date of the Transaction, we believe that more than 80 percent of our gross income from all sources during the three-year period ending on the date of the Transaction should constitute “active foreign business income” for U.S. federal income tax purposes.

Any portion of a dividend that is treated as gain from the sale or exchange of the redeemed shares is subject to the same rules that govern Non-U.S. Shareholders with respect to whom the Transaction is treated as a sale or exchange of the redeemed shares, discussed above.

Information Reporting and Backup Withholding for Non-U.S. Shareholders.  Cash received by Non-U.S. Shareholders in the Transaction also will be subject to information reporting, unless an exemption applies.  Moreover, backup withholding of tax at a rate of 28 percent may apply to cash received by Non-U.S. Shareholders in the Transaction, unless the holder or other payee establishes an exemption in a manner satisfactory to the paying agent and otherwise complies with the backup withholding rules.  Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Shareholder’s U.S. federal income tax liability, if any, provided that such Non-U.S. Shareholder furnishes the required information to the IRS in a timely manner.

ALL NON-U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES, INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME AND OTHER TAX LAWS, OF THE RECEIPT OF CASH UPON THE COMPLETION OF THE TRANSACTION.

Effective Date of Transaction

The Transaction will become effective as of the date that the Company amends its articles of incorporation through the filing of articles of amendment to the articles of incorporation with the State of Florida to effectuate the reverse stock split and the forward stock split. We intend to effect the Transaction approximately 25 days after this Information is made available over the internet to our shareholders. Our common stock acquired by us in connection with the Transaction will be restored to the status of authorized but unissued shares. The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of a certification and notice of termination of registration on Form 15.  The deregistration of our common stock under the Exchange Act will become effective 90 days after the filing of the Form 15. See “SPECIAL FACTORS — Effects of the Transaction — Termination of Exchange Act Registration and Elimination of SEC Reporting Obligations” beginning on page 15.

Exchange of Certificates and Payment for Fractional Shares

Our transfer agent, Securities Transfer Corporation, will act as our agent for purposes of exchanging certificates and paying for fractional shares in connection with the Transaction.   Shareholders who will be cashed out will be mailed letters of transmittal and other documents to tender their share certificates for payment within one week of that the filing of the articles of amendment are effective.  Shareholders will be mailed checks for the cash payments within two weeks from the date that their correctly completed letter of transmittal and stock certificates have has been received by Securities Transfer Corporation.

No service charge, brokerage commission, or transfer tax will be payable by any holder of an old certificate evidencing shares of our common stock in connection with the issuance of a new certificate in respect for it, except that if any new certificate is to be issued in a name other than that in which the certificate to surrendered for exchange is registered, the replacement certificate will not be issued unless: (i) the person requesting such issuance pay to us any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable; and (ii) the surrendered certificate has been properly endorsed and otherwise in proper form for transfer.

If any certificate evidencing shares of our common stock has been lost or destroyed, we may in our discretion accept in lieu of it a duly executed affidavit and indemnity agreement in a form satisfactory to us. If your certificate has been lost or destroyed you must submit, in addition to (i) the letter of transmittal sent by us, (ii) the above-referenced affidavit, (iii) the above-referenced indemnity agreement, and (iv) any other document required by us, which may include a bond or other security indemnifying us and our agents against any losses incurred as a consequence of issuing a certificate evidencing new shares of our common stock or paying cash in lieu of issuing fractional shares of our common stock in exchange for the existing shares of our common stock evidenced or purported to be evidenced by such lost or destroyed certificate. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to shareholders after the effective date of the Transaction.

Shareholders owning less than 5,000 shares on the effective date of the Transaction will receive $0.18 for each pre-split share of common stock, without interest. There will be an option in the Letter of Transmittal for shareholders to elect to receive their payment in New Taiwan Dollars rather than U.S. dollars.  Payments in New Taiwan Dollars will be based on the closing Taiwan Dollar-U.S. Dollar exchange rate published by The Wall Street Journal on its public web page for the date when the Transaction is effective. Shareholders who own 5,000 or more shares at the effective date of the Transaction will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split. The forward stock split that will immediately follow the reverse stock split will reconvert their whole shares and fractional share interests back into the same number of shares of our common stock they held immediately before the effective time of the Transaction. As a result, the total number of shares held by such a shareholder will not change after completion of the Transaction, and the shareholder will not receive new certificates for his or her shares of our common stock.

For purposes of determining ownership of shares of our common stock on the effective date of the Transaction, shares will be considered held by the person in whose name they are registered on our transfer agent’s records. Upon effecting the Transaction, we intend to treat shareholders holding shares of our common stock in street name in the same manner as registered shareholders whose shares are registered in their names. Prior to the effective date of the Transaction, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our common stock in street name. We will ask them to effect the Transaction for their beneficial holders holding shares of our common stock in street name. We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed out. However, these brokers, banks and other nominees may have different procedures than registered shareholders for processing the Transaction. If you hold your shares in street name with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Promptly after the effective date of the Transaction, we will send to each holder of record of our common stock, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of our common stock held in street name, instructions for surrendering any certificates held thereby representing shares of our common stock which will be converted to a right to receive cash as a result of the Transaction. Only holders of 4,999 or fewer shares of our common stock immediately prior to the Transaction should surrender their shares. Holders of 5,000 or more shares should not surrender their shares. Such instructions will include a letter of transmittal to be completed and returned to the Transfer Agent by the holder of such certificates, together with such certificates. The shares we acquire in the Transaction will be held in treasury.

Within two weeks after the Transfer Agent receives any surrendered certificate from a holder of 4,999 or fewer shares of our common stock immediately prior to the Transaction, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, the Transfer Agent will deliver to the person payment in an amount equal to $0.18, without interest, for each pre-split share of common stock that is represented by the fractional share.

There will be no differences between the respective rights, preferences or limitations of our common stock prior to the Transaction and our common stock after the Transaction. There will be no differences with respect to dividend, voting, liquidation or other rights associated with our common stock.

DO NOT SEND SHARE CERTIFICATES TO THE COMPANY OR OUR TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

No Appraisal or Dissenters’ Rights

Under Florida law, our articles of incorporation and our bylaws, no appraisal or dissenters’ rights are available to shareholders of the Company who dissent from the Transaction.  We are aware of no other rights available under applicable Florida law to shareholders that object to the transaction.

Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed-out shares, generally will have a certain period of years from the effective date of the Transaction in which to claim the cash payment payable to them. For example, with respect to shareholders whose last known addresses are in New York, as shown by our records, the period is three years. Following the expiration of that three-year period, the Unified Disposition of Unclaimed Property Act of New York would likely cause the cash payments to escheat to the State of New York. For shareholders who reside in other states or whose last known addresses, as shown by our records, are in states other than New York, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state.

Source of Funds and Expenses

Based on information we have received as of May 8, 2009 from Broadridge Corporate Issuer Services, reflecting the distribution of the accounts of our shareholders who hold shares in street name, and from our transfer agent, Securities Transfer Corporation, as to holdings of our record holders, as well our estimates of other Transaction expenses, we believe that the total cash requirement of the Transaction to the Company will be approximately $578,050. This amount includes approximately $303,000 needed to cash out fractional shares (although this amount could be larger or smaller depending on, among other things, the number of fractional shares that will be outstanding at the time of the Transaction as a result of purchases, sales and other transfers of our shares of common stock by our shareholders, and the number of street name shares that are actually cashed out in the Transaction), and approximately $275,050 of legal, accounting, and financial advisory fees and other costs to effect the Transaction as follows:

Legal Fees	200,000
Investment Banker/Valuation Report	23,500	*
Accounting Fees	-
Transfer Agent Fees	50,350
Printing Costs	2,200
Miscellaneous	-

Total Expenses	$275,050

*Includes cost of both March 16, 2009 and June 6, 2009 reports provided by Polaris Securities.

We expect that the consideration to be paid to the cashed out shareholders and the costs of the Transaction will be paid from cash on hand and from a private sale of common stock to our largest shareholder and Chief Executive Officer, Min-Tan Yang. On June 17, 2009, Mr. Yang acquired 5,000,000 newly issued shares of the Company’s common stock for $0.18 per share (i.e, the same valuation as the cashout price) for an aggregate purchase price of $900,000.  The Company will use the majority of the $900,000 to pay for the costs of the Transaction and the balance will be used for operating capital to implement the Company’s business plan after the Transaction is completed.

Reservation

Although the Transaction has been approved by the controlling shareholders, the minority shareholders have no statutory or contractual right to cause the Transaction to go forward or to terminate it.  The Company reserves the right to abandon the Transaction at any time before the filing of the necessary amendments to our articles of incorporation with the Florida Secretary of State if the Board of Directors determines that abandonment would be in the best interest of the Company and its shareholders.  The Board has indicated that most likely it would only make that determination if there were a material change in the Company’s value or prospects.  The Company would disclose an abandonment of the Transaction by means of a press release and Current Report on Form 8-K, both of which would be available on the Company’s website at http://www.kidcastle.com/InvestorInfo.htm.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” These forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions, and effects of the world-wide recession.  In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking matters will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. However, to the extent that there are any material changes in the information contained in this Information Statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

INFORMATION ABOUT THE COMPANY

Market Price of Common Stock

Our common stock is quoted on the OTCBB under the symbol “KDCE.” The following table sets forth the high and low closing sales prices reported by the OTCBB for our common stock for our two most recent fiscal years:

	High ($)	Low ($)
Fiscal Year Ended December 31, 2009
First quarter	0.16	0.06
Second quarter	0.07	0.04
Third quarter	0.15	0.13
Fourth quarter	0.16	0.07
Fiscal Year Ended December 31, 2008
First quarter	0.30	0.16
Second quarter	0.40	0.20
Third quarter	0.20	0.16
Fourth quarter	0.19	0.16
Fiscal Year Ended December 31, 2007
First quarter	0.11	0.10
Second quarter	0.30	0.10
Third quarter	0.20	0.20
Fourth quarter	0.20	0.17

As of June 16, 2009, the price of the last reported trade of our common stock was $0.015 (one and one-half cent).  As of February 2, 2010, the price of the last reported trade of our common stock was $0.15.

Dividends

We did not pay cash dividends during fiscal 2009, 2008 or 2007 and do not anticipate paying cash dividends in the foreseeable future.

Trading Volume

The trading volume of our stock has been low since we became quoted on the OTCBB in 2002.  In 2007, 2008 and 2009 the average daily trading volume of our stock was 403, 3,358 and 4,250 shares, respectively.

Shareholders

As of June 15, 2009 there were 1,392 holders of record of our common stock on the records of our transfer agent, Securities Transfer Corporation, and there were 1,434 holders of record of our common stock as calculated under SEC Rule 12g5-1 and applicable SEC interpretations.

The Filing Person

There are two filing persons for purposes of this Information Statement – the Company and, by virtue of his role in the Capital Injection, Mr. Yang.

The Company and Mr. Yang can both be reached at 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan, Republic of China.

Neither the Company nor any of the Company’s directors or executive officers has been convicted in any criminal proceeding, including but not limited to during the past five years (excluding traffic violations or similar misdemeanors) or has been a part to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations or, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Stock Purchases by Filing Parties

The Company has not purchased any shares of its common stock during the past two years.

Directors and Executive Officers

The following sets forth certain information concerning our current directors and executive officers:

Name	Age	Position within the Company
Mr. Suang-Yi Pai	49	Chairman, Director and Acting Chief Financial Officer
Mr. Min-Tan Yang	44	Chief Executive Officer and Director
Mr. Ming-Tsung Shih	41	Director
Mr. Robert Theng	48	Director
Mr. Ping Hsiung Wang	45	Director

Information Concerning the Board of Directors and Executive Officers

Mr. Pai was elected to replace Mr. Kuo An Wang as the Chairman of the Board on November 2, 2005. Mr. Pai has served as a director of the Company since October 2002. Since 1998, Mr. Pai has served as the general manager of Chin Yi Fung Enterprises Co., Ltd. (address: No. 1-3, Alley 80, Lane Kuan-Yin Huatan Shiang Changhua, Taiwan, R.O.C), a privately held company engaged in the manufacture of sandals.

Mr. Yang was elected by the Board of Directors to fill an existing vacancy and appointed chief executive officer on November 2, 2005. He has a master’s degree from the Department of Business Administration of Da-Yeh University. Mr. Yang was engaged in various activities in the child-education sector.  He served as a director of Shanghai Taiwan Businessmen Elementary School (address: No.888 Jinhui Rd., Minhang District, Shanghai) from January 2005, and as a director of Global International Education Ltd (address: Beaufort House P.O. Box 438  Road Town Tortola. British Virgin Islands) since July 2001. In 2002, Mr. Yang was appointed as chairman of two Company schools in Taiwan and currently serves as chairman of four Company schools.  Mr. Yang’s service as chairman of our schools is set forth in more detail in our 10-K for the year ended December 31, 2008 under Note 19 of the Financial Statements, “Related Party Transactions”.

Mr. Shih has served as a director since 2003. He is a part-time lecturer in Tunghai University (address: 181, Section 3, Taichung Harbor Road, Taichung, Taiwan, R.O.C) since 2003 and has been employed by Wuxi Paiho Textile Ltd. (address: No.18 HeXin Road, Dongting Town, Xishan District,  Wuxi City, Jiangsu, PRC) as a Financial Manager since 2007.  From 2003 to 2007, he also served as Financial Manager of Sunspring Metal Corporation (address: No. 122-19, Section 2, Taichung Harbor Road, Taichung, Taiwan, R.O.C).

Mr. Theng has served as a director since 2003.  He has been a full-time professor at Dayeh University of Taiwan (address: No. 112 Shanjeau Rd, Datsuen, Changhua, Taiwan, R.O.C) since 1996 and the Vice President of Strategic Planning and Control of CV Sinar Jaya, Indonesia (address: No. 741 Jalan Kebumen Darat, Palembang, Indonesia), a general contractor and real estate developer, since 2005.

Mr. Wang has served as a director since April 2008. He has a master degree from the Department of Business Management of Da-Yeh University. Mr. Wang has served as the chairman of two of our pre-schools in Taiwan since 1992 and as a director of two of our pre-schools in Shanghai, People’s Republic of China since 2001. From January to December 2004, Mr. Wang was the vice-president of the Pre-School Educational and Protection Association of Tucheng City in Taipei County, Republic of China.  Mr. Wang has also been an employee of the Company since April 2008, serving as assistant to the Chief Executive Officer.

None of our directors are related to any of our other directors and none have any pending legal claims or litigation against them.

Except Mr. Robert Theng, who is a citizen of the Republic of Indonesia, all of our officers and directors are citizens of The Republic of China.

Security Ownership of Certain Beneficial Owners

The following table sets forth as of June 17, 2009, the number and percentage of our 30,000,000 outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under the rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of the effective date of the Transaction through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after the effective date of the Transaction are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. As of date this Information Statement was first made available on the Internet, there were 30,000,000 shares of common stock issued and outstanding and no other classes of stock outstanding.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(1)
Mr. Suang-Yi Pai / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C .	3,841,377	12.8

Mr. Min-Tang Yang / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C	16,255,538	54.2

Mr. Ming-Tsung, Shih / No. 29 Yongdong Street Yushun Villiage, Lukang Township Chang Hua, Taiwan, R.O.C	-	-

Mr. Robert Theng / 3 Ally 21 Ln 36 Chieh Shou S. Rd. Changhua 500, Taiwan, R.O.C.	-	-

Mr. Ping Hsiung Wang / 11F., No.34, Lane 126, Sec. 1, Xuefu Rd., Tucheng City, Taipei County, Taiwan, (R.O.C.)	-	-

All officers and directors as a group (5 persons)	20,096,915	67.0

Notes:
(1)	Based on 30,000,000 shares of common stock outstanding.

During the sixty days preceding the date this Information Statement was made available to shareholders on the Internet, neither the Company nor any of its officers and directors engaged in any transaction in the Company’s securities, other than the Capital Injection, as described above.

SUMMARY FINANCIAL INFORMATION

The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for each of the years ended December 31 2007 and 2008 and from unaudited consolidated interim financial statements as of and for the six months ended September 30, 2009. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes. Please see the information set forth below under the captions “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 51 and “DOCUMENTS INCORPORATED BY REFERENCE” beginning on page 51.

	Fiscal Year Ended December 31			Nine Months Ended September 30
	2008	2007	2006	2009

	(Expressed in US Dollars)
Sales of goods	$7,905,949	$7,671,392	$6,774,260	$6,907,232
Franchise income	2,380,930	2,205,668	2,080,551	1,633,713
Other operating revenue	2,558,232	1,359,552	856,772	2,200,322

Net operating revenue	12,845,111	11,236,612	9,711,583	10,741,267
Operating costs
Cost of goods sold	(3,357,441)	(3,154,509)	(2,684,650)	(2,772,082)
Cost of franchising	(368,061)	(451,469)	(337,986)	(244,427)
Other operating costs	(1,777,862)	(491,869)	(616,102)	(1,771,161)

Total operating costs	(5,503,364)	(4,097,847)	(3,638,738)	(4,787,670)
Gross profit	7,341,747	7,138,765	6,072,845	5,953,597
Advertising costs	(22,735)	(29,241)	(21,833)	(24,.412)
Other operating expenses	(6,272,753)	(5,342,216)	(5,526,318)	(4,208,206)

Profit from operations	1,046,259	1,767,308	524,694	1,720,979
Interest expense, net	(89,761)	(90,299)	(179,825)	(35,746)
Share of profit (loss) of investments	5,109	27,007	(39,489)	(17,164)
Other non-operating income (loss), net	24,789	552,611	(153,803)	129,547

Profit before income taxes and minority interest income	986,396	2,256,627	151,577	1,797,616
Income taxes expense benefit	(106,215)	(278,191)	(173,325)	(247,984)

Income (loss) after income taxes	880,181	1,978,436	(21,748)	1,549,632
Minority interest income	(41,212)	(101,287)	(24,463)	(11,538)
Net income (loss)	838,969	1,877,149	(46,211)	1,538,094
Income (loss) per share* －basic and diluted	0.034	0.075	(0.002)	0.058

Weighted-average shares used to compute loss per share － basic and diluted	25,000,000	25,000,000	25,000,000	26,666,667

Ratio of earnings to fixed charges	10.67	21.71	1.78	51.29

*Post-Transaction proforma income per share: $0.009.  Pro-forma income per share based on assuming income of $838,969 (i.e., 1988 levels) reduced by Transaction expenses of $578,050, and 1,683,333 shares cashed out in the Transaction leaving a total of 28,316,667 shares outstanding.

	Fiscal Year Ended December 31,			Nine Months Ended September 30,	Effect of Transaction Pro-Forma*
	2008	2007	2006	2009
Balance Sheet Data:
Total assets	$11,587,302	$11,161,285	$9,373,223	$15,538,225	$14,960,175
Long-term debt, less current portion	3,912,877	3,908,410	3,208,113	4,369,320	4,369,320
Stockholders’ equity	1,212,819	520,002	(634,753)	3,648,459	3,070,409
Book Value Per Share	0.05	0.02	(0.025)	0.12	0.10

*Shows effect of Transaction using September 30, 2009 values as baseline.

WHERE YOU CAN FIND MORE INFORMATION

The Transaction is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Transaction. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to the attention of Emma Tseng, Corporate Secretary at the following address: 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC, or calling (886) 2-2218-5996 Ext. 210.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our website address is http://www.kidcastle.com.

DOCUMENTS INCORPORATED BY REFERENCE

In filings with the SEC, information is sometimes incorporated by reference. That means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Information Statement, except for any information superseded by information contained directly in this Information Statement.

The Company’s audited financial statements for the fiscal years ended December 31, 2006, 2007 and 2008 are included in the Company’s Form 10-K for the period ended December 31, 2008 filed with the SEC on March 17, 2009, which are incorporated into this Information Statement by reference.  The Company’s unaudited financial statements for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, are included in the Company’s Forms 10-Q for the periods then ended, filed with the Commission respectively on May 14, 2009, August 13, 2009, and December 23, 2009 (Form 10-Q/A), which are incorporated herein by reference (other than the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to forward-looking statements).

EXHIBITS

Exhibit A     Valuation Report of Polaris Securities dated June 6, 2009 (revised on August 11, 2009 to correct mathematical error).